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                        FINANCIAL ASSET SECURITIES CORP.,
                                    Depositor

                           FREMONT INVESTMENT & LOAN,
                                    Servicer

                             WELLS FARGO BANK, N.A.
                     Master Servicer and Trust Administrator

                                       and

                                  HSBC Bank USA
                                     Trustee



                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2004




                           ___________________________

                         Fremont Home Loan Trust 2004-B

                    Asset-Backed Certificates, Series 2004-B



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



                                                 TABLE OF CONTENTS

                                                                                                               Page

                                                     ARTICLE I

                                                    DEFINITIONS
SECTION 1.01.     Defined Terms...................................................................................3
SECTION 1.02.     Accounting.....................................................................................46
SECTION 1.03.     Allocation of Certain Interest Shortfalls......................................................46

                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES
SECTION 2.01.     Conveyance of Mortgage Loans...................................................................48
SECTION 2.02.     Acceptance by Trustee..........................................................................51
SECTION 2.03.     Repurchase or Substitution of Mortgage Loans by the Originator.................................52
SECTION 2.04.     Representations and Warranties of the Master Servicer..........................................55
SECTION 2.05.     Representations, Warranties and Covenants of the Servicer......................................56
SECTION 2.06.     Representations and Warranties of the Depositor................................................59
SECTION 2.07.     Issuance of Certificates.......................................................................60
SECTION 2.08.     [Reserved].....................................................................................61
SECTION 2.09.     Acceptance of REMIC 1 and REMIC 2 by the Trustee; Conveyance
                  of REMIC 1 Regular Interests; Issuance of Certificates.........................................61

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                               OF THE MORTGAGE LOANS
SECTION 3.01.     Servicer to Act as Servicer....................................................................62
SECTION 3.02.     Sub-Servicing Agreements Between Servicer and Sub-Servicers....................................64
SECTION 3.03.     Successor Sub-Servicers........................................................................65
SECTION 3.04.     Liability of the Servicer......................................................................66
SECTION 3.05.     No Contractual Relationship Between Sub-Servicers and the Trustee,
                  the Trust Administrator or Certificateholders..................................................66
SECTION 3.06.     Assumption or Termination of Sub-Servicing Agreements by Trust
                  Administrator or Trustee.......................................................................66
SECTION 3.07.     Collection of Certain Mortgage Loan Payments...................................................67
SECTION 3.08.     Sub-Servicing Accounts.........................................................................67
SECTION 3.09.     Collection of Taxes, Assessments and Similar Items; Servicing
                  Accounts.......................................................................................68
SECTION 3.10.     Collection Account and Distribution Account....................................................69
SECTION 3.11.     Withdrawals from the Collection Account and Distribution
                  Account71........................................................................................


                                                         i




SECTION 3.12.     Investment of Funds in the Collection Account and the Distribution
                  Account........................................................................................73
SECTION 3.13.     [Reserved].....................................................................................75
SECTION 3.14.     Maintenance of Hazard Insurance and Errors and Omissions and
                  Fidelity Coverage..............................................................................75
SECTION 3.15.     Enforcement of Due-On-Sale Clauses; Assumption Agreements......................................76
SECTION 3.16.     Realization Upon Defaulted Mortgage Loans......................................................77
SECTION 3.17.     Trustee to Cooperate; Release of Mortgage Files................................................79
SECTION 3.18.     Servicing Compensation.........................................................................80
SECTION 3.19.     Reports to the Trustee and the Trust Administrator; Collection
                  Account Statements.............................................................................81
SECTION 3.20.     Statement as to Compliance.....................................................................81
SECTION 3.21.     Independent Public Accountants' Servicing Report...............................................81
SECTION 3.22.     Annual Certification...........................................................................82
SECTION 3.23.     Access to Certain Documentation................................................................82
SECTION 3.24.     Title, Management and Disposition of REO Property..............................................83
SECTION 3.25.     Obligations of the Servicer in Respect of Prepayment Interest
                  Shortfalls.....................................................................................86
SECTION 3.26.     [Reserved].....................................................................................86
SECTION 3.27.     Obligations of the Servicer in Respect of Mortgage Rates and
                  Monthly Payments...............................................................................86
SECTION 3.28.     Solicitations..................................................................................87
SECTION 3.29.     Net WAC Rate Carryover Reserve Account.........................................................87
SECTION 3.30.     [Reserved].....................................................................................88
SECTION 3.31.     Servicer Indemnification.......................................................................89

                                                    ARTICLE IV

                                        ADMINISTRATION AND MASTER SERVICING
                                   OF THE MORTGAGE LOANS BY THE MASTER SERVICER
SECTION 4.01.     Master Servicer................................................................................90
SECTION 4.02.     REMIC-Related Covenants........................................................................91
SECTION 4.03.     Monitoring of Servicer.........................................................................91
SECTION 4.04.     Fidelity Bond..................................................................................92
SECTION 4.05.     Power to Act; Procedures.......................................................................92
SECTION 4.06.     Due-on-Sale Clauses; Assumption Agreements.....................................................93
SECTION 4.07.     Reserved.......................................................................................93
SECTION 4.08.     Documents, Records and Funds in Possession of Master Servicer To
                  Be Held for Trustee............................................................................93
SECTION 4.09.     [Reserved].....................................................................................94
SECTION 4.10.     [Reserved].....................................................................................94
SECTION 4.11.     [Reserved].....................................................................................94
SECTION 4.12.      Trustee to Retain Possession of Certain Insurance Policies and
                  Documents......................................................................................94
SECTION 4.13.      [Reserved]....................................................................................94
SECTION 4.14.     Compensation for the Master Servicer...........................................................94


                                                        ii




SECTION 4.15.     [Reserved].....................................................................................95
SECTION 4.16.     Annual Officer's Certificate as to Compliance..................................................95
SECTION 4.17.     Annual Independent Accountant's Servicing Report...............................................95
SECTION 4.18.     [Reserved].....................................................................................96
SECTION 4.19.     Obligation of the Master Servicer in Respect of Prepayment Interest
                  Shortfalls.....................................................................................96
SECTION 4.20.     [Reserved].....................................................................................96
SECTION 4.21.     [Reserved].....................................................................................96

                                                     ARTICLE V

                                                   FLOW OF FUNDS
SECTION 5.01.     Distributions..................................................................................97
SECTION 5.02.     [Reserved]....................................................................................103
SECTION 5.03.     Statements....................................................................................103
SECTION 5.04.     Remittance Reports; Advances..................................................................106
SECTION 5.05.     [Reserved]....................................................................................108
SECTION 5.06.     Reports Filed with Securities and Exchange Commission.........................................108
SECTION 5.07.     Distributions on the REMIC Regular Interests..................................................108

                                                    ARTICLE VI

                                                 THE CERTIFICATES
SECTION 6.01.     The Certificates..............................................................................112
SECTION 6.02.     Registration of Transfer and Exchange of Certificates.........................................112
SECTION 6.03.     Mutilated, Destroyed, Lost or Stolen Certificates.............................................118
SECTION 6.04.     Persons Deemed Owners.........................................................................118
SECTION 6.05.     Appointment of Paying Agent...................................................................118

                                                    ARTICLE VII

                                THE SERVICER, THE MASTER SERVICER AND THE DEPOSITOR
SECTION 7.01.     Liability of the Servicer, the Master Servicer and the Depositor..............................120
SECTION 7.02.     Merger or Consolidation of, or Assumption of the Obligations of, the
                  Servicer, the Master Servicer or the Depositor................................................120
SECTION 7.03.     Limitation on Liability of the Servicer, the Master Servicer and
                  Others........................................................................................120
SECTION 7.04.     Servicer Not to Resign........................................................................121
SECTION 7.05.     Master Servicer Not to Resign.................................................................122
SECTION 7.06.     Assignment of Master Servicing................................................................122
SECTION 7.07.     Delegation of Duties..........................................................................122
SECTION 7.08.     Reserved......................................................................................123
SECTION 7.09.     Inspection....................................................................................123



                                                        iii




                                                   ARTICLE VIII

                                                      DEFAULT
SECTION 8.01.     Servicer Events of Termination and Master Servicer Events of
                  Termination...................................................................................124
SECTION 8.02.     Master Servicer to Act; Appointment of Successor..............................................128
SECTION 8.03.     Waiver of Defaults............................................................................129
SECTION 8.04.     Notification to Certificateholders............................................................129
SECTION 8.05.     Survivability of Servicer Liabilities.........................................................130

                                                    ARTICLE IX

                                      THE TRUSTEE AND THE TRUST ADMINISTRATOR
SECTION 9.01.     Duties of Trustee and the Trust Administrator.................................................130
SECTION 9.02.     Certain Matters Affecting the Trustee and the Trust Administrator.............................132
SECTION 9.03.     Neither Trustee nor Trust Administrator Liable for Certificates or
                  Mortgage Loans................................................................................133
SECTION 9.04.     Trustee and Trust Administrator May Own Certificates..........................................134
SECTION 9.05.     Trustee's and Trust Administrator's Fees and Expenses.........................................134
SECTION 9.06.     Eligibility Requirements for Trustee and Trust Administrator..................................135
SECTION 9.07.     Resignation or Removal of Trustee or Trust Administrator......................................136
SECTION 9.08.     Successor Trustee or Trust Administrator......................................................137
SECTION 9.09.     Merger or Consolidation of Trustee or Trust Administrator.....................................137
SECTION 9.10.     Appointment of Co-Trustee or Separate Trustee.................................................138
SECTION 9.11.     Limitation of Liability.......................................................................139
SECTION 9.12.     Trustee or Trust Administrator May Enforce Claims Without
                  Possession of Certificates....................................................................139
SECTION 9.13.     Suits for Enforcement.........................................................................140
SECTION 9.14.     Waiver of Bond Requirement....................................................................140
SECTION 9.15.     Waiver of Inventory, Accounting and Appraisal Requirement.....................................140
SECTION 9.16.     Letter of Representations.....................................................................140

                                                     ARTICLE X

                                               REMIC ADMINISTRATION
SECTION 10.01.     REMIC Administration.........................................................................141
SECTION 10.02.     Prohibited Transactions and Activities.......................................................143
SECTION 10.03.     Indemnification with Respect to Certain Taxes and Loss of REMIC
                   Status.......................................................................................143

                                                    ARTICLE XI

                                                   TERMINATION
SECTION 11.01.     Termination..................................................................................145
SECTION 11.02.     Additional Termination Requirements..........................................................147



                                                        iv




                                                    ARTICLE XII

                                             MISCELLANEOUS PROVISIONS

SECTION 12.01.             Amendment............................................................................148
SECTION 12.02.             Recordation of Agreement; Counterparts...............................................149
SECTION 12.03.             Limitation on Rights of Certificateholders...........................................149
SECTION 12.04.             Governing Law; Jurisdiction..........................................................150
SECTION 12.05.             Notices..............................................................................150
SECTION 12.06.             Severability of Provisions...........................................................151
SECTION 12.07.             Article and Section References.......................................................151
SECTION 12.08.             Notice to the Rating Agencies........................................................151
SECTION 12.09.             Further Assurances...................................................................152
SECTION 12.10.             Benefits of Agreement................................................................152
SECTION 12.11.             Acts of Certificateholders...........................................................152

Exhibits:
--------

Exhibit A-1       Form of Class IA-1 Certificates
Exhibit A-2       Form of Class IIA-1 Certificates
Exhibit A-3       Form of Class IIA-2 Certificates
Exhibit A-4       Form of Class IIA-3 Certificates
Exhibit A-5       Form of Class M-1 Certificates
Exhibit A-6       Form of Class M-2 Certificates
Exhibit A-7       Form of Class M-3 Certificates
Exhibit A-8       Form of Class M-4 Certificates
Exhibit A-9       Form of Class M-5 Certificates
Exhibit A-10      Form of Class M-6 Certificates
Exhibit A-11      Form of Class M-7 Certificates
Exhibit A-12      Form of Class M-8 Certificates
Exhibit A-13      Form of Class M-9 Certificates
Exhibit A-14      Form of Class C Certificates
Exhibit A-15      Form of Class P Certificates
Exhibit A-16      Form of Class R Certificates
Exhibit B         Reserved
Exhibit C         Form of Mortgage Loan Purchase Agreement
Exhibit D         Mortgage Loan Schedule
Exhibit E         Request for Release
Exhibit F-1       Form of Trustee's Initial Certification
Exhibit F-2       Form of Trustee's Final Certification
Exhibit F-3       Form of Receipt of Mortgage Note
Exhibit G         [Reserved]
Exhibit H         Form of Lost Note Affidavit
Exhibit I         Form of Limited Power of Attorney
Exhibit J         Form of Investment Letter
Exhibit K         Form of Transfer Affidavit for Residual Certificates
Exhibit L         Form of Transferor Certificate
Exhibit M         Form of ERISA Representation Letter
Exhibit N-1       Form of Servicer's Certification
Exhibit N-2       Form of Master Servicer Certification
Exhibit O         Form of Cap Contract
Exhibit P-1       Form of Servicer's Annual Statement as to Compliance
Exhibit P-2       Form of Master Servicer's Annual Statement as to Compliance

Schedule I        Prepayment Charge Schedule

                  This Pooling and Servicing Agreement is dated as of May 1, 2004 (the "Agreement"), among FINANCIAL ASSET SECURITIES CORP., as depositor (the "Depositor"), FREMONT INVESTMENT & LOAN, as servicer, WELLS FARGO BANK, N.A., as master servicer and trust administrator and HSBC BANK USA, as trustee.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of sixteen classes of certificates, designated as (i) the Class IA-1 Certificates, (ii) the Class IIA-1 Certificates, (iii) the Class IIA-2 Certificates, (iv) the Class IIA-3 Certificates, (v) the Class M-1 Certificates, (vi) the Class M-2 Certificates, (vii) the Class M-3 Certificates, (viii) the Class M-4 Certificates, (ix) the Class M-5 Certificates, (x) the Class M-6 Certificates,
(xi) the Class M-7 Certificates, (xii) the Class M-8 Certificates, (xiii) the Class M-9 Certificates, (xiv) the Class C Certificates, (xv) the Class P Certificates and (xvi) the Class R Certificates.

                                     REMIC 1
                                     -------

                  As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Group I Mortgage Loans, the Group II Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Net WAC Rate Carryover Reserve Account, the Cap Contract and any Servicer Prepayment Charge Payment Amounts) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.



                                Uncertificated REMIC 1          Initial Uncertificated             Assumed Final
        Designation                Pass-Through Rate               Principal Balance              Maturity Date(1)
        -----------                -----------------               -----------------              ----------------
           LTAA                       Variable(2)             $        774,322,931.22                 May 2034
           LT1A1                      Variable(2)             $          4,236,700.00                 May 2034
           LT2A1                      Variable(2)             $            610,000.00                 May 2034
           LT2A2                      Variable(2)             $          1,387,500.00                 May 2034
           LT2A3                      Variable(2)             $            205,320.00                 May 2034
           LTM1                       Variable(2)             $            276,540.00                 May 2034
           LTM2                       Variable(2)             $            256,790.00                 May 2034
           LTM3                       Variable(2)             $            146,170.00                 May 2034
           LTM4                       Variable(2)             $            134,320.00                 May 2034
           LTM5                       Variable(2)             $            106,670.00                 May 2034
           LTM6                       Variable(2)             $             98,770.00                 May 2034
           LTM7                       Variable(2)             $            106,670.00                 May 2034
           LTM8                       Variable(2)             $             79,010.00                 May 2034
           LTM9                       Variable(2)             $             98,770.00                 May 2034
           LTZZ                       Variable(2)             $          8,059,278.80                 May 2034
            LTP                       Variable(2)             $                100.00                 May 2034

________________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the month of the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.


                                     REMIC 2
                                     -------

                  As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest represents the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions.

                  The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates and REMIC 2 Regular Interest that represents one or more of the "regular interests" in REMIC 2 created hereunder:



                                Original Class Certificate                                         Assumed Final
     Class Designation               Principal Balance               Pass-Through Rate            Maturity Date(1)
     -----------------               -----------------               -----------------            ----------------
        Class IA-1                    $  423,670,000                   Variable(2)                   May 2034
        Class IIA-1                   $   61,000,000                   Variable(2)                   May 2034
        Class IIA-2                   $  138,750,000                   Variable(2)                   May 2034
        Class IIA-3                   $   20,532,000                   Variable(2)                   May 2034
         Class M-1                    $   27,654,000                   Variable(2)                   May 2034
         Class M-2                    $   25,679,000                   Variable(2)                   May 2034
         Class M-3                    $   14,617,000                   Variable(2)                   May 2034
         Class M-4                    $   13,432,000                   Variable(2)                   May 2034
         Class M-5                    $   10,667,000                   Variable(2)                   May 2034
         Class M-6                    $    9,877,000                   Variable(2)                   May 2034
         Class M-7                    $   10,667,000                   Variable(2)                   May 2034
         Class M-8                    $    7,901,000                   Variable(2)                   May 2034
         Class M-9                    $    9,877,000                   Variable(2)                   May 2034
          Class C                     $15,802,440.02                   Variable(2)                   May 2034
          Class P                     $       100.00                      N/A(4)                     May 2034

________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the month of the maturity date for the Mortgage Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.
(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class C Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests (other than REMIC 1 Regular Interest LTP). The Class C Certificates will not accrue interest on the Class Certificate Principal Balance of the Class C Certificates.
(4)  The Class P Certificates will not accrue interest.

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms.

                  Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates and Mezzanine Certificates shall be made on the basis of the actual number of days elapsed and a 360-day year and all calculations in respect of interest on the Class C Certificates and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

                  "1933 Act":  The Securities Act of 1933, as amended.

                  "Accepted Master Servicing Practices": With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 4.01 hereof, but in no event below the standard set forth in clause (x).

                  "Account": Either of the Collection Account and Distribution Account.

                  "Accrual Period": With respect to the Class A Certificates and the Mezzanine Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to the Class C Certificates, the calendar month prior to the month of such Distribution Date.

                  "Adjustable-Rate Mortgage Loan": A first lien Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed-Rate Mortgage
Loan) as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the Trust Administration Fee Rate.

                  "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the Trust Administration Fee Rate.

                  "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Distribution Date pursuant to
Section 5.04.

                  "Adverse REMIC Event": As defined in Section 10.01(f) hereof.

                  "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date as reduced by an amount equal to the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

                  "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

                  "Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on the Mortgage Loans on or prior to the related Determination Date, including any Subsequent Recoveries, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, proceeds from repurchases of and substitutions for such Mortgage Loans and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Servicer, or paid by the Master Servicer, in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Servicer for such Distribution Date in respect of the Mortgage Loans, (f) the aggregate of any related advances made by the Master Servicer, the Trustee or the Trust Administrator in respect of the Mortgage Loans for such Distribution Date pursuant to Section 8.02 and (g) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount over (ii) the sum of (a) amounts reimbursable or payable to the Servicer or the Master Servicer pursuant to Section 3.11(a) or the Master Servicer, the Trustee or the Trust Administrator pursuant to Section 3.11(b),
(b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (a) through (g) above, as the case may be, in error, (c) the amount of any Prepayment Charges collected by the Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount, (d) the Master Servicing Fee payable from the Distribution Account pursuant to Section 4.14, (e) the Trust Administration Fee payable from the Distribution Account pursuant to Section 9.05 and (f) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 7.03 or Section 9.05.

                  "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

                  "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Base Rate": For any Distribution Date and any Class of Class A Certificates or Mezzanine Certificates, the sum of (i) LIBOR plus (ii) the related Certificate Margin.

                  "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof). On the Closing Date, the Class A Certificates and the Mezzanine Certificates shall be Book-Entry Certificates.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of California or in the city in which the Corporate Trust Office of the Trustee or the Corporate Trust Office of the Trust Administrator is located are authorized or obligated by law or executive order to be closed.

                  "Cap Amount": The Cap Amount for any Class of Class A Certificates or Mezzanine Certificates and any Distribution Date is equal to (i) the aggregate amount received by the Trust from the Cap Contract for such Distribution Date multiplied by (ii) a fraction equal to (a) the Certificate Principal Balance of such Class immediately prior to the applicable Distribution Date divided by (b) the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates immediately prior to the applicable Distribution Date.

                  "Cap Contract": The Cap Contract between Greenwich Capital Derivatives, Inc. and the counterparty thereunder, assigned to the Trustee pursuant to Section 2.01, the form of which is attached hereto as Exhibit O.

                  "Certificate": Any Regular Certificate or Residual
Certificate.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 12.01. The Trustee or the Trust Administrator may conclusively rely upon a certificate of the Depositor, the Servicer or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee or the Trust Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Margin": With respect to the Class IA-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.2700% per annum and (B) after the Optional Termination Date, 0.5400% per annum. With respect to the Class IIA-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.1000% per annum and (B) after the Optional Termination Date, 0.2000% per annum. With respect to the Class IIA-2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.2400% per annum and (B) after the Optional Termination Date 0.4800% per annum. With respect to the Class IIA-3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.4800% per annum and (B) after the Optional Termination Date 0.9600% per annum. With respect to the Class M-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.5800% per annum and (B) after the Optional Termination Date, 0.8700% per annum. With respect to the Class M-2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.6300% per annum and (B) after the Optional Termination Date, 0.9450% per annum. With respect to the Class M-3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.6750% per annum and (B) after the Optional Termination Date, 1.0125% per annum. With respect to the Class M-4 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.1700% per annum and (B) after the Optional Termination Date, 1.7550% per annum. With respect to the Class M-5 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.2250% per annum and (B) after the Optional Termination Date, 1.8375% per annum. With respect to the Class M-6 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 1.5500% per annum and

(B) after the Optional Termination Date, 2.3250% per annum. With respect to the Class M-7 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.0000% per annum and (B) after the Optional Termination Date, 3.0000% per annum. With respect to the Class M-8 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 2.3500% per annum and (B) after the Optional Termination Date, 3.5250% per annum. With respect to the Class M-9 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 3.5000% per annum and (B) after the Optional Termination Date, 5.2500% per annum.

                  "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

                  "Certificate Principal Balance": With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof (A) increased, in the case of the Mezzanine Certificates, by the amount of any Subsequent Recoveries added to the Certificate Principal Balance of such Class pursuant to Section 4.01, (B) reduced by the sum of all amounts actually distributed in respect of principal of such Class and (C) further reduced, , in the case of a Mezzanine Certificate, by Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

                  "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 6.02 hereof.

                  "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

                  "Class A Certificates": Any Class IA-1 Certificate, Class IIA-1 Certificate, Class IIA- 2 Certificate or Class IIA-3 Certificate.

                  "Class IA-1 Certificate": Any one of the Class IA-1 Certificates executed by the Trustee or Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class IIA-1 Certificate": Any one of the Class IIA-1 Certificates executed by the Trustee or Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class IIA-2 Certificate": Any one of the Class IIA-2 Certificates executed by the Trustee or Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class IIA-3 Certificate": Any one of the Class IIA-3 Certificates executed by the Trustee or Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class C Certificates": Any one of the Class C Certificates executed by the Trustee or the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-1 Certificates": Any one of the Class M-1 Certificates executed by the Trustee or the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-1 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)70.00% and
(ii) the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates executed by the Trustee or the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-2 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date) and (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 76.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment

Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-3 Certificate": Any one of the Class M-3 Certificates executed by the Trustee or the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-3 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 80.20% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-4 Certificate": Any one of the Class M-4 Certificates executed by the Trustee or the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-4 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (iv) the aggregate Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment

Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-5 Certificate": Any one of the Class M-5 Certificates executed by the Trustee or the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-5 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.30% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-6 Certificate": Any one of the Class M-6 Certificates executed by the Trustee or the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-6 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) immediately prior to such Distribution Date and (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-7 Certificate": Any one of the Class M-7 Certificates executed by the Trustee or the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-7 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-8 Certificate": Any one of the Class M-8 Certificates executed by the Trustee or the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-8 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), and (ix) the aggregate Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class M-9 Certificate": Any one of the Class M-9 Certificates executed by the Trustee or the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class M-9 Principal Distribution Amount": The excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Principal Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the aggregate Certificate Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the aggregate Certificate Principal Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date),(x) the aggregate Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Class P Certificate": Any one of the Class P Certificates executed by the Trustee or Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-15, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

                  "Class R Certificate": The Class R Certificate executed by the Trustee or the Trust Administrator, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-16 and evidencing the ownership of the Class R-1 Interest and the Class R-2 Interest.

                  "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

                  "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

                  "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

                  "Closing Date": May 13, 2004

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Collection Account": The account or accounts created and maintained by the Servicer pursuant to Section 3.10(a), which shall be entitled "Wells Fargo Bank, N.A., as Trust Administrator, in trust for registered Holders of Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B," which must be an Eligible Account.

                  "Compensating Interest":  As defined in Section 3.25 hereof.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee or the Trust Administrator, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, HSBC Bank USA, 452 Fifth Avenue, New York, NY 10018, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Master Servicer, the Originator and the Trust Administrator, or (ii) with respect to the Trust Administrator, (A) for Certificate transfer and surrender purposes, Wells Fargo Bank, N.A., Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Fremont Home Loan Trust 2004-B and (B) for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Fremont Home Loan Trust 2004-B, or at such other address as the Trust Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Master Servicer, the Originator and the Trustee.

                  "Corresponding Certificate": With respect to


         REMIC 1 Regular Interest LT1A1                Class IA-1 Certificates
         REMIC 1 Regular Interest LT2A1               Class IIA-1 Certificates
         REMIC 1 Regular Interest LT2A2               Class IIA-2 Certificates
         REMIC 1 Regular Interest LT2A3               Class IIA-3 Certificates
         REMIC 1 Regular Interest LTM1                 Class M-1 Certificates
         REMIC 1 Regular Interest LTM2                 Class M-2 Certificates
         REMIC 1 Regular Interest LTM3                 Class M-3 Certificates
         REMIC 1 Regular Interest LTM4                 Class M-4 Certificates
         REMIC 1 Regular Interest LTM5                 Class M-5 Certificates
         REMIC 1 Regular Interest LTM6                 Class M-6 Certificates
         REMIC 1 Regular Interest LTM7                 Class M-7 Certificates
         REMIC 1 Regular Interest LTM8                 Class M-8 Certificates
         REMIC 1 Regular Interest LTM9                 Class M-9 Certificates
          REMIC 1 Regular Interest LTP                  Class P Certificates

                  "Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balances of the Mezzanine Certificates and the Class C Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal

Distribution Amount and the Group II Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

                  "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Custodian": The Trust Administrator, as custodian of the Mortgage Files, or any successor thereto.

                  "Cut-off Date": May 1, 2004.

                  "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date of such Mortgage Loan (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates": As defined in Section 6.02(c) hereof.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

                  "Delinquency Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Principal Balance of Mortgage Loans that are Delinquent 60 days or more, that are in foreclosure, that have been converted to REO Properties or that have been discharged by reason of bankruptcy by (y) the aggregate Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

                  "Delinquent": With respect to any Mortgage Loan and related Monthly Payment, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

                  "Depositor": Financial Asset Securities Corp., a Delaware corporation, or any successor in interest.

                  "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York. Upon request, the Depository may also be Clearstream Banking Luxembourg and the Euroclear System.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code or (iv) an "electing large partnership" within the meaning of Section 775 of the Code. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

                  "Distribution Account": The trust account or accounts created and maintained by the Trust Administrator pursuant to Section 3.10(b) which shall be entitled "Distribution Account, Wells Fargo Bank, N.A. as Trust Administrator, in trust for the registered Certificateholders of Fremont

Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B" and which must be an Eligible Account.

                  "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in June 2004.

                  "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                  "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P and P-1 by Moody's (or comparable ratings if S&P and Moody's are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

                  "Excess Overcollateralized Amount": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

                  "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Monthly Interest Distributable Amount payable on the Class C Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 5.08 and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

                  "Fannie Mae": Federal National Mortgage Association or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator or the Terminator pursuant to or as contemplated by
Section 2.03 or 11.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby and deliver a certificate of a Servicing Officer evidencing such determination to the Master Servicer.

                  "Fixed-Rate Mortgage Loan": A first lien Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto. The Fixed-Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

                  "Formula Rate": For any Distribution Date and any Class of Class A Certificates or Mezzanine Certificates, the lesser of (i) the related Base Rate and (ii) the related Maximum Cap Rate.

                  "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                  "Group I Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

                  "Group I Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii)(a) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by (b) the Group I Allocation Percentage.

                  "Group I Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

                  "Group I Mortgage Loan": A Mortgage Loan assigned to Loan Group I with a principal balance that conforms to Fannie Mae and Freddie Mac guidelines and designated on the Mortgage Loan Schedule as a Group I Mortgage Loan.

                  "Group I Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii)(a) the Extra Principal Distribution Amount for such Distribution Date multiplied by (b) the Group I Allocation Percentage.

                  "Group I Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Group I Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 11.01, that portion of the Termination Price, in respect of principal on the Group I Mortgage Loans.

                  "Group I Senior Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the Certificate Principal Balance of the Class IA-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 63.00% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Group II Allocation Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

                  "Group II Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over

(ii)(a) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by (b) the Group II Allocation Percentage.

                  "Group II Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

                  "Group II Mortgage Loan": A Mortgage Loan assigned to Loan Group II with a principal balance that may or may not conform to Fannie Mae and Freddie Mac guidelines and designated on the Mortgage Loan Schedule as a Group II Mortgage Loan.

                  "Group II Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii)(a) the Extra Principal Distribution Amount for such Distribution Date multiplied by (b) the Group II Allocation Percentage.

                  "Group II Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Group II Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 11.01, that portion of the Termination Price, in respect of principal on the Group II Mortgage Loans.

                  "Group II Senior Principal Distribution Amount": With respect to any Distribution Date, the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 63.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the related Overcollateralization Floor.

                  "Indenture": An indenture relating to the issuance of notes secured primarily by the Class C Certificates, the Class P Certificates and/or the Class R Certificates (or any portion thereof) entered into between the issuer of such notes and the Trust Administrator as indenture trustee.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer, the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Servicer, the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer, the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Servicer, the Master Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Servicer) that would be an "independent contractor" with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Servicer) if the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

                  "Initial Certificate Principal Balance": With respect to any Regular Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Determination Date": With respect to the Class A Certificates and Mezzanine Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Subsequent Recoveries, Liquidation

Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

                  "LIBOR": With respect to each Accrual Period, the rate determined by the Trust Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trust Administrator as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                  The establishment of LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator's calculation of the Pass-Through Rates applicable to the Offered Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

                  "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

                  "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 11.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.24 or Section 11.01.

                  "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03,
Section 3.24 or Section 11.01.

                  "Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan and the denominator of which is the Value of the related Mortgaged Property.

                  "Loan Group": Either Loan Group I or Loan Group II, as the context requires.

                  "Loan Group I": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

                  "Loan Group II": The group of Mortgage Loans identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

                  "Losses":  As defined in Section 10.03.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit H hereto.

                  "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

                  "Marker Rate": With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9 and REMIC 1 Regular Interest LTZZ, with the rate on each such REMIC 1 Regular Interest (other than REMIC 1 Regular Interest LTZZ) subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Net WAC Rate for the purpose of this calculation; and with the rate on REMIC 1 Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3,

REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8 and REMIC 1 Regular Interest LTM9 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

                  "Master Servicer": As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Trust Administrator shall at all times be the same Person.

                  "Master Servicer Certification": A written certification, substantially in the form attached hereto as Exhibit N-2, covering servicing of the Mortgage Loans by the Servicer and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date
(a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

                  "Master Servicer Event of Termination": One or more of the events described in Section 8.01(b).

                  "Master Servicing Fee Rate": 0.00625% per annum; provided, however, if Fremont Investment & Loan has been removed as Servicer or has resigned as Servicer, and in either such case if a Master Servicer is no longer required hereunder, then the Master Servicing Fee Rate shall be 0.00% per annum.

                  "Master Servicing Fee": With respect to the Mortgage Loans and for any calendar month, an amount, payable as provided in Section 4.14, equal to the Master Servicing Fee Rate accrued for one month on the same principal amount on which interest on each Mortgage Loan accrues for such calendar month.

                  "Maximum Cap Rate": For any Distribution Date and the Class A Certificates and the Mezzanine Certificates, a per annum rate equal to the product of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

                  "Maximum Uncertificated Accrued Interest Deferral Amount":
With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTZZ minus the REMIC 1 Overcollateralization Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8 and REMIC 1 Regular Interest LTM9 with the rate on each REMIC 1 Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Net WAC Rate for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8 and REMIC 1 Regular Interest LTM9 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

                  "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "MERS": Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  "MERS(R) System": The system of recording transfers of Mortgages electronically maintained by MERS.

                  "MIN": The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS(R) System.

                  "MOM Loan": Any Mortgage Loan with respect to which MERS acted as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

                  "Mezzanine Certificate": Any Class M-1 Certificate, Class M-2 Certificate, Class M- 3 Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8 Certificate or Class M-9 Certificate.

                  "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Interest Distributable Amount": With respect to the Class A Certificates, Mezzanine Certificates and the Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls, Relief Act Interest Shortfalls or other shortfalls allocated to such Certificate as provided in
Section 1.03.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc., or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Purchase Agreement": The agreement among the Originator as seller and the Depositor as purchaser, regarding the transfer of the Mortgage Loans by the Originator to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1 on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Originator and shall set forth the following information with respect to each Mortgage Loan, as applicable:

                  (1)      the Mortgage Loan identifying number;

                  (2)      [reserved];

                  (3)      the state and zip code of the Mortgaged Property;

                  (4) a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

                  (5) the type of Residential Dwelling constituting the Mortgaged Property;

                  (6) the original months to maturity;

                  (7) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

                  (8) the Loan-to-Value Ratio at origination;

                  (9) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (10) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (11) the stated maturity date;

                  (12) the amount of the Monthly Payment at origination;

                  (13) the amount of the Monthly Payment due on the first Due Date after the Cut- off Date;

                  (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (15) the original principal amount of the Mortgage Loan;

                  (16) the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

                  (17) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                  (18) the Mortgage Rate at origination;

                  (19) a code indicating the documentation program (i.e., full documentation, easy documentation, stated documentation);

                  (20) the risk grade;

                  (21) the Value of the Mortgaged Property;

                  (22) the sale price of the Mortgaged Property, if applicable;

                  (23) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

                  (24) the type and term of the related Prepayment Charge; and

                  (25) with respect to any Adjustable-Rate Mortgage Loan, the rounding code, the minimum Mortgage Rate, the maximum Mortgage Rate, the Gross Margin, the next Adjustment Date and the Periodic Rate Cap.

                  The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate and for each Loan Group as of the Cut-off Date: (1) the number of Mortgage Loans (separately identifying the number of Fixed-Rate Mortgage Loans and the number of Adjustable-Rate Mortgage Loans); (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and
(4) the weighted average remaining term to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein. On the Closing Date, the Depositor will deliver to the Servicer and the Master Servicer, as of the Cut-off Date, an electronic copy of the Mortgage Loan Schedule.

                  "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Fixed-Rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable-Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

                  "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and the Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

                  "Net WAC Rate": For any Distribution Date and the Class A Certificates and the Mezzanine Certificates, a per annum rate equal to the product of (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the outstanding Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC 1 Pass-Through Rate on each REMIC 1 Regular Interest, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

                  "Net WAC Rate Carryover Amount": With respect to the any Class of Class A Certificates or Mezzanine Certificates and any Distribution Date, the sum of (A) the positive excess, if any, of (i) the amount of interest such Class of Certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate been the related Formula Rate over (ii) the amount of interest accrued on such Class of Certificates at the Net WAC Rate for such Distribution Date and (B) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the related Formula Rate.

                  "Net WAC Rate Carryover Reserve Account": The account established and maintained pursuant to Section 3.29.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or condemnation proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Notional Amount": Immediately prior to any Distribution Date with respect to the Class C Certificates, the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interests.

                  "Offered Certificates": The Class A Certificates and the Mezzanine Certificates offered to the public pursuant to the Prospectus Supplement.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Originator, the Depositor or the Master Servicer, as applicable.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Originator, the Depositor, the Servicer or the Master Servicer, acceptable to the Trustee and the Trust Administrator, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Optional Termination Date": The first Distribution Date on which the Servicer may opt to terminate the Trust Fund pursuant to Section 11.01.

                  "Original Class Certificate Principal Balance": With respect to the Class A Certificates, the Mezzanine Certificates, the Class C Certificates and the Class P Certificates, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

                  "Original Mortgage Loan": Any of the Mortgage Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Original Mortgage Loans as of the Closing Date is equal to $790,125,540.

                  "Originator": Fremont Investment & Loan, a California state chartered industrial bank, or its successor in interest.

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Group I Basic Principal Distribution Amount and the Group II Basic Principal Distribution Amount on such Distribution Date).

                  "Overcollateralization Floor": With respect to the Group I Senior Principal Distribution Amount, $2,599,203. With respect to the Group II Senior Principal Distribution Amount, $1,351,425. With respect to each of the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class

M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution Amount and the Class M-9 Principal Distribution Amount $3,950,628.

                  "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

                  "Overcollateralization Target Amount": With respect to any Distribution Date, (i) prior to the Stepdown Date, 2.00% of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (A) the lesser of (x) 4.00% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) 2.00% of the aggregate Cut-Off Date Principal Balance of all of the Mortgage Loans and (B) 0.50% of the aggregate Cut-off Date Principal Balance of all of the Mortgage Loans and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

                  "Overcollateralized Amount": For any Distribution Date, the amount equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) as of the related Determination Date minus (ii) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to the Class IA-1 Certificates, the Class IIA-1 Certificates, the Class IIA-2 Certificates, the Class IIA-3 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date. With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (P) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests. For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

         (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTAA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTAA;

         (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A1;

         (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT2A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2A1;

         (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT2A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2A2;

         (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT2A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2A3;

         (F) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM1;

         (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM2;

         (H) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM3;

         (I) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTM4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM4;

         (J) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTM5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM5;

         (K) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTM6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM6;

         (L) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTM7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM7;

         (M) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTM8 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM8;

         (N) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTM9 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM9;

         (O) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTZZ; and

         (P) 100% of the interest on the REMIC 1 Regular Interest LTP.

                  "Paying Agent": Any paying agent appointed pursuant to Section 6.05.

                  "Percentage Interest": With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

                  "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any of their respective Affiliates or for which an Affiliate of the Trustee or the Trust Administrator serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Moody's and the highest available rating category of S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short- term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated P-1 by Moody's and rated A-1+ or higher by S&P, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by S&P (and if rated by any other Rating Agency, also by such other Rating Agency) in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including those money market funds managed or advised by the Trustee, the Trust Administrator or an Affiliate of either of them, that have been rated "Aaa" by Moody's and "AAAm" by S&P; and

                  (vii) if previously confirmed in writing to the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

                  "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

                  "Pool Balance": As of any date of determination, the aggregate principal balance of the Mortgage Loans in both Loan Groups as of such date.

                  "Prepayment Assumption": As defined in the Prospectus Supplement.

                  "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i) the Mortgage Loan identifying number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the state of origination of the related Mortgage Loan;

                  (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                  (v) the term of the related Prepayment Charge; and

                  (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs. The obligations of the Servicer and the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.25 and Section 4.19, respectively.

                  "Prepayment Period": With respect to any Remittance Date, (a) with respect to unscheduled receipt of principal (other than voluntary partial principal prepayment), the period from and including the 16th day of the month preceding the month in which such Remittance Date occurs to and including the 15th day of the month in which such Remittance Date occurs, and (b) with respect to voluntary principal prepayments in part, the calendar month prior to such Remittance Date.

                  "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, MINUS the sum of (x) all collections credited against the Principal Balance of any such Mortgage Loan and (y) the principal portion of Advances made with respect to such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus the sum of
(x) any REO Principal Amortization received with respect thereto on or prior to such day and (y) the principal portion of Advances made with respect to such REO Property from and after the time the related Mortgage Loan became such REO Property.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Principal Remittance Amount": With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

                  "Prospectus Supplement": That certain Prospectus Supplement dated May 11, 2004 relating to the public offering of the Class A Certificates and the Mezzanine Certificates.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, and as confirmed by an Officers' Certificate from the Servicer to the Trustee and the Trust Administrator, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 11.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal

Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 5.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 5.04,
(iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.24 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Trustee or the Trust Administrator in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory or abusive lending law.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Qualified Substitute Mortgage Loan is an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) [reserved], (viii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (ix) be current as of the date of substitution, (x) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xiii) [reserved]; and (xiv) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clauses (ii) through (vi) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rating Agency or Rating Agencies": Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Trust Administrator and the Servicer.

                  "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

                  "Record Date": With respect to (i) the Class C Certificates and the Residual Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to all other Classes of Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for any of Class A Certificates or the Mezzanine Certificates are available pursuant to Section 6.02, the Record Date for such Certificates that are Definitive Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

                  "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Originator or the Servicer or any affiliate thereof and (iii) which have been designated as such by the Trust Administrator after consultation with the Depositor; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trust Administrator after consultation with the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any of the Class A Certificates, Mezzanine Certificates, Class C Certificates or Class P Certificates.

                  "Relief Act": The Servicemembers Civil Relief Act, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC 1": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby), (v) [reserved] and (vi) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Net WAC Rate Carryover Reserve Account, the Cap Contract or any Servicer Prepayment Charge Payment Amounts.

                  "REMIC 1 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

                  "REMIC 1 Overcollateralization Target Amount": 1% of the Overcollateralization Target Amount.

                  "REMIC 1 Overcollateralization Amount": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9 and REMIC 1 Regular Interest LTP, in each case as of such date of determination.

                  "REMIC 1 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9 and REMIC 1 Regular Interest LTZZ.

                  "REMIC 1 Regular Interest LTAA": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTAA shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT1A1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT2A1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT2A1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT2A2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT2A2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT2A3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT2A3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LTM1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTM1 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LTM2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTM2 shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LTM3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTM3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LTM4": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTM4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LTM5": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. Regular Interest LTM5 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LTM6": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTM6 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LTM7": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTM7 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LTM8": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTM8 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LTM9": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTM9 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LTP": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTP shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LTZZ": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTZZ shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interests": REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTZZ and REMIC 1 Regular Interest LTP.

                  "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 2 Regular Interests": The Regular Certificates.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of

Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": A report prepared by the Servicer and delivered to the Master Servicer and the Trust Administrator pursuant to Section
5.04 and meeting the requirements therefor set forth in Section 5.04.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": The account or accounts maintained by the Servicer in respect of an REO Property pursuant to Section 3.24.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
11.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.24 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.24 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.24.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trust Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trust Administrator can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a Fannie Mae eligible condominium project,
(iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

                  "Residual Certificate":  The Class R Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trust Administrator, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trust Administrator customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the Trustee's performance of functions to be performed by the Trustee in connection with the administration of this Agreement. and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                  "Senior Principal Distribution Amount": the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

                  "Servicer": Fremont Investment & Loan, a California state chartered industrial bank, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

                  "Servicer Certification": As defined in Section 3.22(a) hereof.

                  "Servicer Event of Termination": One or more of the events described in Section 8.01(a).

                  "Servicer Prepayment Charge Payment Amount": The amounts payable by the Servicer in respect of any waived Prepayment Charges pursuant to
Section 2.05 or Section 3.01.

                  "Servicer Remittance Date": With respect to any Distribution Date, the Business Day prior to such Distribution Date.

                  "Servicer Termination Test": With respect to any Distribution Date, the Servicer Termination Test will be failed if the Cumulative Loss Percentage the applicable percentages set forth below with respect to such Distribution Date:

                  Distribution Date              Percentage

         June 2007 through May 2008                 4.25%
         June 2008 through May 2009                 6.25%
         June 2009 through May 2010                 7.75%
         June 2010 and thereafter                   8.75%

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures related to a Mortgage Loan and any such proceedings that result from the Mortgage Loan being registered on the MERS(R) System, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.14, 3.16, and 3.24. The Servicer shall not be required to make any Servicing Advance that would be a Nonrecoverable Advance.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount, payable as provided in Section 3.18, equal to the Servicing Fee Rate accrued for one month (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, accrued for the number of days covered by such payment of interest) on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                  "Servicing Fee Rate":   0.50% per annum.

                  "Servicing Officer": Any officer of the Servicer or the Master Servicer, as applicable, involved in, or responsible for, the administration and servicing, or master servicing, as applicable, of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer or the Master Servicer, as applicable, to the Trustee, the Master Servicer, the Trust Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Transfer Costs": Shall mean all reasonable costs and expenses incurred by the Trustee, the Trust Administrator or the Master Servicer (in connection with a transfer of servicing) or by the Trustee (in connection with a transfer of master servicing) in connection with the transfer of servicing or master servicing from a predecessor servicer or master servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data or master servicing data and the completion, correction or manipulation of such servicing data or master servicing data as may be required by the Trustee, the Trust Administrator or the Master Servicer (in connection with a transfer of servicing) or by the Trustee (in connection with a transfer of master servicing) to correct any errors or insufficiencies in the servicing data or master servicing data or otherwise to enable the Master Servicer (or any successor Servicer appointed pursuant to Section 8.02) to service the Mortgage Loans properly and effectively and any fees associated with MERS or to enable the Trustee (or any successor Master Servicer appointed pursuant to Section 8.02) to master service the Mortgage Loans properly and effectively.

                  "Startup Day": As defined in Section 10.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date to the extent received from the Mortgagor or advanced by the Servicer and distributed pursuant to Section 5.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date to the extent distributed pursuant to Section 5.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 5.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.



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



                  "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2007 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 37.00%.

                  "Subsequent Recoveries": As of any Distribution Date, unexpected amounts received by the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

                  "Sub-Servicer": Any Person with which the Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Servicer.

                  "Sub-Servicing Agreement": The written contract between either Servicer and a Sub- Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Substitution Adjustment": As defined in Section 2.03(d) hereof.

                  "Tax Matters Person": The tax matters person appointed pursuant to Section 10.01(e) hereof.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trust Administrator on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price":  As defined in Section 11.01(a) hereof.

                  "Terminator":  As defined in Section 11.01(a) hereof.

                  "Trigger Event": A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if:

                  (a) the Delinquency Percentage exceeds 42.25% of the Credit Enhancement Percentage or

                  (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after reduction for all Subsequent Recoveries received from the Cut-off Date through the Prepayment Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:



     DISTRIBUTION DATE OCCURRING IN              PERCENTAGE
     ------------------------------              ----------
June 2007 through May 2008                          3.25%
June 2008 through May 2009                          5.25%
June 2009 through May 2010                          6.75%
June 2010 and thereafter                            7.75%

                  "Trust": Fremont Home Loan Trust 2004-B, the trust created hereunder.

                  "Trust Administration Fee": The amount payable to the Trust Administrator on each Distribution Date pursuant to Section 9.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trust Administrator hereunder, which amount, with respect to the Mortgage Loans and for any calendar month, shall be equal to the Trust Administration Fee Rate accrued for one month on the same principal amount on which interest on each Mortgage Loan accrues for such calendar month.

                  "Trust Administration Fee Rate": 0.00625% per annum.

                  "Trust Administrator": Wells Fargo Bank, N.A., or any successor trust administrator appointed as herein provided.

                  "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, the Cap Contract, the right to receive any amounts from the Net WAC Rate Carryover Reserve Account and any Servicer Prepayment Charge Payment Amounts.

                  "Trustee": HSBC Bank USA, a New York banking corporation, or any successor trustee appointed as herein provided.

                  "Unadjusted Net WAC 30/360 Rate": For any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans for such Distribution Date.

                  "Uncertificated Accrued Interest": With respect to each REMIC 1 Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated REMIC 1 Pass-Through Rate on the Uncertificated Principal Balance of such REMIC 1 Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment

Interest Shortfalls, Relief Act Interest Shortfalls or other shortfalls allocated to such Certificate as provided in Section 1.03.

                  "Uncertificated Principal Balance": With respect to each REMIC 1 Regular Interest, the amount of such REMIC 1 Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest on such Distribution Date pursuant to Section 5.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.07, and the Uncertificated Principal Balances of REMIC 1 Regular Interest LTZZ shall be increased by interest deferrals as provided in
Section 5.07.

                  "Uncertificated REMIC 1 Pass-Through Rate": For any Distribution Date and each REMIC 1 Regular Interest, the Unadjusted Net WAC 30/360 Rate of the Mortgage Loans for such Distribution Date.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

                  "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

                  "Unpaid Interest Shortfall Amount": With respect to the Class A Certificates and the Mezzanine Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of


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



interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the Originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(1) above.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Mezzanine Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Residual Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates, and the Voting Rights allocated to the Class P Certificates and the Residual Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Residual Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class. Notwithstanding the foregoing, the "Voting Rights" relating to any Certificate that is owned by the Originator, or any Affiliate of the Originator, shall be zero unless all of the outstanding Certificates are owned by the Originator and/or its Affiliates; provided however, if any such Certificate is pledged to an indenture trustee, such indenture trustee shall be entitled to exercise such Voting Rights.

                  SECTION 1.02. Accounting.

                  Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

                  SECTION 1.03. Allocation of Certain Interest Shortfalls.


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



                  For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A Certificates and the Mezzanine Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass- Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts shall be allocated among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

                  For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LTAA and REMIC 1 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1 Regular Interest LTAA, Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9 and REMIC 1 Regular Interest LTZZ PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest.



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



                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (v) the right to receive any amounts payable under the Cap Contract; (vi) all other assets included or to be included in the Trust Fund and (vii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due and collected by the Depositor or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

                  In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Original Mortgage Loan so transferred and assigned, the following documents or instruments (with respect to each Mortgage Loan, a "Mortgage File") :

                  (i) the original Mortgage Note, endorsed and signed in the name of the last endorsee by an authorized officer (which signature may be a facsimile) either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form:
         "Pay to the order of HSBC Bank USA, as Trustee, without recourse" or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut- off Date;

                  (ii) the original Mortgage (noting, if the related Mortgage Loan is registered on the MERS(R) System, the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan) with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;


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



                  (iii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment, in form and substance acceptable for recording, assigning the related Mortgage either (A) in blank or (B) to "HSBC Bank USA, as Trustee, without recourse";

                  (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments to the Trustee (or to MERS if the Mortgage Loan is registered on the MERS(R) System and noting the presence of MIN);

                  (v) the original or a certified copy of lender's title insurance policy; and

                  (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

                  The Depositor herewith also delivers to the Trustee and the Trust Administrator an executed copy of the Mortgage Loan Purchase Agreement.

                  Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, if any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Servicer or the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Trustee shall notify (or shall cause a Custodian on its behalf to notify) the Trust Administrator and the Servicer, and the Servicer (or, to the extent provided in Section 3.02, the Trustee) shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement to cure such defect or deliver such missing document to the Trustee or the Custodian within 90 days. If the Originator does not cure such defect or deliver such missing document within such time period, the Servicer (or, to the extent provided in Section 3.02, the Trustee) shall enforce the obligations of the Originator to either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03. In connection with the foregoing, it is understood that the Trustee or a Custodian acting on its behalf shall have no duty to discover any such defects except in the course of performing its review of the Mortgage Files to the extent set forth herein.

                  The Trustee shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement to cause the Assignments which were delivered in blank to be completed and to record all Assignments referred to in
Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof. The Trustee shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement to deliver such assignments for recording within 180 days of the Closing Date. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement to promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, the Assignments of Mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan in any jurisdiction where the Rating Agencies do not require recordation in order to receive the ratings on the Certificates at the time of their initial issuance (the jurisdictions where the Rating Agencies do require recordation in order to receive the ratings on the Certificates at the time of their initial issuance being Maryland and Florida); provided, however, each Assignment, except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, shall be submitted for recording in the manner described above, at no expense to the Trust Fund, the Trustee or the Trust Administrator, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Originator, (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof, (v) with respect to any particular Mortgage Loan, upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) with respect to any particular Mortgage Loan, upon such Mortgage Loan becoming 90 days or more Delinquent. In the event of (i) through (vi) set forth in the immediately preceding sentence, the Trustee shall enforce the obligations of the Originator to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of notice by the Originator. Notwithstanding the foregoing, if the Originator fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust. In the event any such Assignment is not recorded when required, a successor to the Originator acting as Servicer will not have any liability for its failure to act on notices that were not received and would have been had such Assignment been recorded, except with respect to Mortgage Loans that are subject to provisions (i) through (vi) set forth in this paragraph, if such successor Servicer shall have failed to timely request the Originator to cause such Assignments to be recorded.

                  In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date, the Trust Administrator shall cause (at the Originator's expense) to be completed such endorsements "Pay to the order of HSBC Bank USA, as Trustee, without recourse."

                  The Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Servicer cannot provide a copy of such document certified by the public recording office within such 365 day period, the Servicer shall deliver to the Custodian, within such 365 day period, an Officers' Certificate of the Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office,
(C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and
(D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Servicer shall deliver a copy of such document certified by an officer of the Servicer to be a true and complete copy of the original to the Custodian.

                  SECTION 2.02. Acceptance by Trustee.

                  Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  The Trustee agrees to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor and the Servicer on or prior to the Closing Date an acknowledgment of receipt of the related original Mortgage Note for each Mortgage Loan (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

                  The Trustee agrees, for the benefit of the Certificateholders, to review, or that it has reviewed pursuant to Section 2.01 (or to cause the Custodian to review or that it has caused the Custodian to have reviewed) each Mortgage File on or prior to the Closing Date, with respect to each Original Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders, to certify (cause the Custodian to certify) to the Depositor and the Servicer in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Original Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to

Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and appear on their face to relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (2) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, legally enforceable, valid or binding or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                  Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Servicer and the Trust Administrator a final certification in the form annexed hereto as Exhibit F-2, with any applicable exceptions noted thereon.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or not to conform with respect to any characteristics which are within the scope of the Trustee's (or the Custodian's, as applicable) review as provided herein, at the conclusion of its review, the Trustee shall so notify (cause the Custodian to notify) the Depositor, the Originator, the Servicer and the Trust Administrator. In addition, upon the discovery by the Depositor or the Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Originator in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

                  The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originator.

                  (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect


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



of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify (cause the Custodian to notify) the Servicer of such defect, missing document or breach and the Servicer shall request that the Originator deliver such missing document or that the Originator cure such defect or breach within 90 days from the date the Originator was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or if the Originator does not cure such defect or breach in all material respects during such period, the Servicer (or, to the extent provided in Section 3.02, the Trustee) shall enforce the Originator's obligation under the Mortgage Loan Purchase Agreement and cause the Originator to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e)). The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause the Custodian to release to the Originator the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall furnish to it and as shall be necessary to vest in the Originator any Mortgage Loan released pursuant hereto and neither the Trustee nor the Trust Administrator shall have any further responsibility with regard to such Mortgage File (it being understood that neither the Trustee nor the Trust Administrator shall have any responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Originator may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). In furtherance of the foregoing, if the Originator is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS(R) System, the Originator at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Originator and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. It is understood and agreed that the obligation of the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  (b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06, which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

                  (c) Within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Servicer shall cure such breach in all material respects.

                  (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day


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



that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by
Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within 45 days thereafter, shall review or cause the Custodian to review such documents as specified in
Section 2.02 and deliver or cause the Custodian to deliver to the Servicer, the Master Servicer and the Trust Administrator, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver or cause the Custodian to deliver to the Servicer, the Master Servicer and the Trust Administrator a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give or cause to be given written notice to the Trustee, the Master Servicer and the Trust Administrator that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee, the Master Servicer and the Trust Administrator. Upon such substitution by the Originator, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

                  For any month in which the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Mortgage Rate. On the date of such substitution, the Originator will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee, upon receipt by it or by the Custodian on its behalf of the related Qualified Substitute Mortgage Loan or Loans and receipt by it of certification by the Servicer of such deposit and a Request for Release, shall release or cause the Custodian to release to the Originator the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.


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



                  In addition, the Originator shall obtain at its own expense and deliver to the Trustee and the Trust Administrator an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(I) of the Code or on "contributions after the startup date" under Section 860G(d)(I) of the Code or
(b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

                  (e) Upon discovery by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties hereto. In connection therewith, the Originator or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made (i) by the Originator if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Mortgage Loan's status as a non- qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.06, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) or 2.03(d). The Trustee shall reconvey to the Depositor or the Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased by the Originator for breach of a representation or warranty.

                  SECTION 2.04. Representations and Warranties of the Master Servicer.

                  The Master Servicer hereby represents, warrants and covenants to the Servicer, the Depositor and the Trustee, for the benefit of each of the Trustee and the Certificateholders, that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

                  (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited


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



by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, the ability of the Master Servicer to perform its obligations under this Agreement;

                  (iv) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                  (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

                  (vi) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive the resignation or termination of the parties hereto and the termination of this Agreement and shall inure to the benefit of the Trustee, the Servicer, the Depositor and the Certificateholders.

                  SECTION 2.05. Representations, Warranties and Covenants of the Servicer.


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



                  The Servicer hereby represents, warrants and covenants to the Trustee, the Trust Administrator and the Master Servicer, for the benefit of each of the Trustee, the Trust Administrator, the Master Servicer and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Servicer is a state chartered industrial bank duly formed, validly existing and in good standing under the laws of the State of California and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor, the Trustee and the Trust Administrator, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the articles of incorporation or bylaws of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement, (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole or (z) the legality, validity or enforceability of this Agreement;

                  (iv) The Servicer is a HUD approved mortgagee pursuant to
         Section 203 and Section 211 of the National Housing Act. No event has occurred, including but not limited


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



         to a change in insurance coverage, that would make the Servicer unable to comply with HUD eligibility requirements or that would require notification to HUD;

                  (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                  (vi) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vii) There are no actions or proceedings against, or investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement;

                  (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (ix) [reserved];

                  (x) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee or the Trust Administrator by the Servicer in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact;

                  (xi) The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01; and

                  (xii) With respect to each of the Mortgage Loans, the Servicer has fully furnished in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the "Credit Repositories") in a timely manner, and in connection therewith, in the case of each Group I Mortgage Loan, the Servicer has transmitted full-file credit reporting data for each such Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Trust Administrator, the Depositor, the Master Servicer and the Certificateholders. Upon discovery by any of the Depositor, the Servicer, the Trustee or the Trust


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



Administrator of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Servicer, the Trustee and the Trust Administrator. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation or covenant of the Servicer set forth in Section 2.05(xi) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the holders of the Class P Certificates, by depositing such amount into the Collection Account. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee or the Trust Administrator on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement respecting a breach of the representations, warranties and covenants of the Originator made in its capacity as a party to the Mortgage Loan Purchase Agreement.

                  SECTION 2.06. Representations and Warranties of the Depositor.

                  The Depositor represents and warrants to the Trust, the Trustee and the Trust Administrator on behalf of the Certificateholders as follows:

                  (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                   (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Originator) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

                  (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                  (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                  (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

                  (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

                  (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

                  SECTION 2.07. Issuance of Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the

Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                  SECTION 2.08. [Reserved].

                  SECTION 2.09. Acceptance of REMIC 1 and REMIC 2 by the
                                Trustee; Conveyance of REMIC 1 Regular
                                Interests; Issuance of Certificates.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

                  (b) The Depositor concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests (which are uncertificated) for the benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the Regular Certificates constitute the entire beneficial ownership interest in REMIC 2.

                  (c) In exchange for the REMIC 1 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trust Administrator has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations, which Certificates, together with the Class R Certificates (in respect of the Class R-2 Interest), evidence the entire beneficial ownership interest in REMIC 2.

                  (d) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.01, Section 2.02 and Section 2.09(a) and (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(b), the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates (evidencing the Class R-1 Interest and the Class R-2 Interest) in authorized denominations.




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                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01. Servicer to Act as Servicer.

                  The Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

                  (iii) the Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

                  To the extent consistent with the foregoing, the Servicer (a) shall seek the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) either (A) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (B) the collection of such Prepayment Charge is prohibited by applicable law. If a Prepayment Charge is waived other than as permitted by meeting the standards described in clauses (i) and (ii) above, then as a remedy for the breach of such covenant, the Servicer shall pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account. Notwithstanding any of the foregoing, and notwithstanding any state or federal law or provision of this Agreement permitting otherwise, the Servicer shall not require the payment of any Prepayment Charge in any instance in which the mortgage debt is accelerated as the result of the borrower's default in making required payments on such Mortgage Loan, and no Servicer Prepayment Charge Payment Amount shall be payable in connection with any noncollection of any Prepayment Charge in any such instance. Notwithstanding any other provisions of this Agreement, any payments made by the Servicer in respect of any Prepayment Charges waived other than as permitted hereunder shall be deemed to be paid outside of any REMIC.


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                  Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in
Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, within 15 days of the Closing Date, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer a limited power of attorney in the form of Exhibit I, executed by each payee or last endorsee, as applicable, of each of the Mortgage Notes and each mortgagee or last assignee, as applicable, of each of the Mortgages and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

                  The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name, when the Servicer believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, shall be subject to withdrawal by the Servicer from the Collection Account.

                  Subject to Section 3.09 hereof, in accordance with the standards of this Section 3.01, the Servicer, on escrowed accounts, shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Sub-Servicers in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.


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



                  Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 5.04) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  With respect to each of the Mortgage Loans, the Servicer shall furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors (the "Credit Repositories") in a timely manner, and in connection therewith, in the case of each Group I Mortgage Loan, the Servicer shall transmit full-file credit reporting data for each such Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

                  SECTION 3.02. Sub-Servicing Agreements Between Servicer and
                                Sub-Servicers.

                  (a) The Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal, qualification or a downgrading by any Rating Agency of the rating on any Class of Certificates. The Trustee and the Trust Administrator are hereby authorized to acknowledge, at the request of the Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement. No such acknowledgment shall be deemed to imply that either the Trustee or the Trust Administrator has consented to any such Sub-Servicing Agreement, has passed upon whether such Sub-Servicing Agreement meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement or has passed upon whether such Sub-Servicing Agreement is otherwise permitted under this Agreement.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub- Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub- Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make


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



amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights; provided, further, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub- Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub- Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee, the Master Servicer and the Trust Administrator copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and (except as otherwise provided in Section 2.01) of the Originator under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.01 and Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Except as otherwise provided in Section 2.01, enforcement of the Mortgage Loan Purchase Agreement against the Originator shall be effected by the Servicer to the extent it is not the Originator and otherwise by the Trustee in accordance with the foregoing provisions of this paragraph.

                  SECTION 3.03. Successor Sub-Servicers.

                  The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer


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



either shall service directly the related Mortgage Loans or shall enter into a Sub- Servicing Agreement with a successor Sub-Servicer which qualifies under
Section 3.02.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Servicer, (or by the Master Servicer, the Trust Administrator or the Trustee, if such party is acting as successor Servicer, or by another successor Servicer appointed pursuant to
Section 8.02) without fee, in accordance with the terms of this Agreement, in the event that the Servicer that was a party to such Sub-Servicing Agreement shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Termination).

                  SECTION 3.04. Liability of the Servicer.

                  Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Master Servicer, the Trust Administrator and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05. No Contractual Relationship Between
                                Sub-Servicers and the Trustee, the Trust
                                Administrator or Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Servicer alone, and none of the Trustee, the Master Servicer, the Trust Administrator or Certificateholders shall be deemed parties thereto and none of the Trustee, the Master Servicer, the Trust Administrator or Certificateholders shall have any claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 3.06. Assumption or Termination of Sub-Servicing
                                Agreements by Trust Administrator or Trustee.

                  In the event the Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Servicer Event of Termination), the successor Servicer ( which may be the Master Servicer or the Trustee) may thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, or may terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the successor Servicer shall be deemed, subject to Section 3.03, to have assumed all of the departing Servicer's interest therein and to have replaced the departing Servicer


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as a party to each Sub-Servicing Agreement to the same extent as if each
Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and (ii) No successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

                  The Servicer at its expense shall, upon request of the Master Servicer or the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All applicable Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Master Servicer (in which case the successor Servicer or the Master Servicer, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

                  SECTION 3.07. Collection of Certain Mortgage Loan Payments.

                  The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 5.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"). The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

                  SECTION 3.08. Sub-Servicing Accounts.



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



                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

                  SECTION 3.09. Collection of Taxes, Assessments and Similar
                                Items; Servicing Accounts.

                  The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to
(i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub- Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. In the event the Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer


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



hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. The Servicer may pay to itself any excess interest on funds in the Servicing Accounts, to the extent such action is in conformity with the servicing standard set forth in Section 3.01, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

                  SECTION 3.10. Collection Account and Distribution Account.

                  (a) On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds and Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 11.01);

                  (iv) any amounts required to be deposited pursuant to Section
         3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;



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                  (vi) all proceeds of any Mortgage Loan repurchased or
         purchased in accordance with Section 2.03 or Section 11.01;

                  (vii) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03;

                  (viii) all Prepayment Charges collected by the Servicer and any Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans; and

                  (ix) [reserved].

                  The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges and ancillary income (other than Prepayment Charges) need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trust Administrator shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trust Administrator in immediately available funds for deposit in the Distribution Account on or before 2:00 p.m. New York time (i) on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected during the applicable Prepayment Period by the Servicer and Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Servicer shall, on or before 2:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Servicer, the Trustee, the Trust Administrator or any Sub-Servicer pursuant to Section
3.11 and shall pay such amounts to the Persons entitled thereto.

                  With respect to any remittance from the Servicer received by the Trust Administrator after the Business Day on which such remittance was due from the Servicer, the Servicer shall pay to the Trust Administrator interest on the amount of such late remittance in an amount equal to the yield that would have been earned had the amount of such late remittance been invested in


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investments of the type described in clause (ii) of the definition of Permitted
Investments, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Trust Administrator on the date such late remittance is made and shall cover the period commencing with the Business Day on which such remittance was due and ending with the day immediately preceding the day on which such remittance is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Termination.

                  (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give written notice to the Trustee and the Master Servicer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trust Administrator shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Servicer to the Trust Administrator for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trust Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trust Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trust Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer, with respect to items (i) through (v) below, shall deliver to the Trust Administrator from time to time for deposit, and the Trust Administrator, with respect to items (i) through (v) below, shall so deposit, in the Distribution Account:

                  (i) any Advances, as required pursuant to Section 5.04;

                  (ii) any amounts required to be deposited pursuant to Section 3.24(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 11.01;

                  (iv) any Compensating Interest to be deposited pursuant to
         Section 3.25 in connection with any Prepayment Interest Shortfall; and

                  (v) any amounts required to be paid to the Trustee, the Custodian, the Master Servicer, the Depositor or the Trust Administrator pursuant to the Agreement, including but not limited to funds required to be paid pursuant to Section 3.06, Section 7.03,
         Section 8.02 and Section 9.05;

                  SECTION 3.11. Withdrawals from the Collection Account and
                                Distribution Account.


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                  (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 5.04:

                  (i) to remit to the Trust Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to
         Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Servicer for
         (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 5.04; or (b) any unreimbursed Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for such unreimbursed Advances.

                  (iii) subject to Section 3.16(d), to pay the Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances made with respect to a Mortgage Loan that, upon a Final Recovery Determination with respect to such Mortgage Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for Servicing Advances;

                  (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay the Originator with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 all amounts received thereon subsequent to the date of purchase or substitution;

                  (vi) to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 5.04;

                  (vii) to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

                  (viii) to reimburse the Servicer for expenses incurred by or reimbursable to the Servicer pursuant to Section 7.03;

                  (ix) [reserved];



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                  (x) [reserved];

                  (xi) [reserved]; and

                  (xii) to clear and terminate the Collection Account pursuant to Section 11.01.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above. The Servicer shall provide written notification to the Trustee and the Trust Administrator, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided that an Officers' Certificate in the form described under
Section 5.04(d) shall suffice for such written notification to the Trustee or Trust Administrator in respect hereof.

                  (b) The Trust Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions in accordance with Section 5.01;

                  (ii) to pay the Master Servicing Fee to the Master Servicer pursuant to Section 4.14;

                  (iii) to pay any amounts in respect of taxes pursuant to
         Section 10.01(g);

                  (iv) to clear and terminate the Distribution Account pursuant to Section 11.01;

                  (v) to pay any amounts required to be paid to the Trustee, the Custodian, the Master Servicer, the Depositor or the Trust Administrator pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 3.06, Section 7.03,
         Section 8.02 and Section 9.05;

                  (vi) to pay to the Trust Administrator, any interest or investment income earned on funds deposited in the Distribution Account; and

                  (vii) [reserved].

                  SECTION 3.12. Investment of Funds in the Collection Account
                                and the Distribution Account.



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                  (a) The Servicer may direct any depository institution
         maintaining the Collection Account to invest the funds on deposit in such account, and the Trust Administrator may direct any depository institution maintaining the Distribution Account to invest the funds on deposit in such account or to hold such funds uninvested (each such account, for the purposes of this Section 3.12, an "Investment Account"). All investments pursuant to this Section 3.12 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trust Administrator is the obligor thereon or if such investment is managed or advised by a Person other than the Trust Administrator or an Affiliate of the Trust Administrator, and
         (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trust Administrator is the obligor thereon or if such investment is managed or advised by the Trust Administrator or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator (in its capacity as such), or in the name of a nominee of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trust Administrator that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Servicer shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or
         Section 3.24, as applicable. The Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.

                  (c) All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trust Administrator. The Trust Administrator shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss. Notwithstanding the foregoing, the Trust Administrator may at its discretion, and without liability, hold the funds in the Distribution Account uninvested.


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                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trust Administrator may and, subject to Section 9.01 and Section 9.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.13. [Reserved].

                  SECTION 3.14. Maintenance of Hazard Insurance and Errors and
                                Omissions and Fidelity Coverage.

                  (a) The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the least of (i) the current Principal Balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property. The Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to
Section 3.24, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require any Mortgagor to obtain such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).



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                  In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this
Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the Trust Administrator. Upon request of the Trustee or its designee, the Servicer shall cause to be delivered to the Trustee or its designee a certified true copy of such Fidelity Bond or a certificate evidencing the same. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.15. Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements.

                  The Servicer will, to the extent it has actual knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted


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by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.16. Realization Upon Defaulted Mortgage Loans.

                  (a) The Servicer shall use its best efforts, consistent with the servicing standards set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11(a) and Section 3.24. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has


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received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee or any other party hereto, the Trust Fund or the Certificateholders, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged
Property, if, as a result of any such action, the Trustee or any other party hereto, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  For the purposes of this Section 3.16(b), actual notice and actual knowledge of the Servicer means notice to the Servicer in the manner provided in Article XII or actual knowledge of an officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans. Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

                  If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to
Section 5.04(d). The cost of any such compliance, containment, clean-up or


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remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) [Reserved]

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(a)(iii) and Advances pursuant to Section 3.11(a)(ii); third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

                  SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall (or, if it does not, the Master Servicer may) deliver to the Trustee and the Custodian, in written (with two executed copies) or electronic format, a Request for Release in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall cause the Custodian to release and send by overnight mail, within three Business Days, at the expense of the Servicer, the related Mortgage File to the Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall cause the Custodian, upon any request made by or on behalf of the Servicer and delivery to the Trustee and the Custodian, in written (with two executed copies) or electronic format, of a Request for Release in the form of Exhibit E hereto signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), to release the related Mortgage File to the Servicer within three Business Days, and the Trustee shall, at the written direction of the Servicer, execute such documents


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as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Trustee and the Custodian an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee or the Custodian, the Servicer shall provide notice to the Trustee or the Custodian, as the case may be, of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release, in written (with two executed copies) or electronic format, from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, the related Mortgage File shall be released by the Trustee to the Servicer or its designee within three Business Days.

                  (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer or the Sub-Servicer, as the case may be, copies of, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.18. Servicing Compensation.

                  As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.25. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.24. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

                  Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges)


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shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to
Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to
Section 3.24(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to
Section 3.12 and Section 3.25. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19. Reports to the Trustee and the Trust
                                Administrator; Collection Account Statements.

                  Not later than twenty days after each Distribution Date, the Servicer shall forward, upon request, to the Trustee, the Trust Administrator, the Master Servicer and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trust Administrator.

                  SECTION 3.20. Statement as to Compliance.

                  The Servicer will deliver to the Trustee, the Trust Administrator, the Master Servicer and the Depositor not later than the 15th day of March following the end of each fiscal year of the Servicer (which, as of the Closing Date, ends on the last day of December), commencing in 2005, an Officers' Certificate (upon which the Master Servicer can conclusively rely in connection with its obligations under Section 5.06) in the form attached hereto as Exhibit P-1 stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trust Administrator to any Certificateholder and to any Person identified to the Trust Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trust Administrator.

                  SECTION 3.21. Independent Public Accountants' Servicing
                                Report.

                   Not later than the 15th day of March following the end of each fiscal year of the Servicer (which, as of the Startup Day, ends on the last day of December), commencing in 2005, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the


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Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Trust Administrator.

                  SECTION 3.22. Annual Certification.

                  (a) The Servicer shall deliver to the Master Servicer, on or before March 15th of each calendar year beginning in 2005 (or, if any such day is not a Business Day, the immediately preceding Business Day) or such alternative date reasonably specified by the Master Servicer which shall occur not earlier than 15 days prior to the date any Form 10-K is required to be filed with the Commission in connection with the transactions contemplated by this Agreement, a certification in the form attached hereto as Exhibit N-1. Such certification shall be signed by the senior officer in charge of servicing of the Servicer. In addition, the Servicer shall provide such other information with respect to the Mortgage Loans and the servicing and administration thereof within the control of the Servicer which shall be required to enable the Master Servicer to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended pursuant to Section 5.06 hereof.

                  (b) The Servicer shall indemnify and hold harmless the Master Servicer, the Trustee, the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section
3.22 or the Servicer's negligence, bad faith or willful misconduct in connection therewith. Such indemnity shall survive the termination or resignation of the parties hereto or the termination of this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Trustee and the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Trustee and the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer, the Trustee and the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer, the Trustee and the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 3.22.

                  SECTION 3.23. Access to Certain Documentation.



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                  (a) The Servicer shall provide to the Office of Thrift
Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Trustee, the Master Servicer, the Trust Administrator and to any Person identified to the Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.


                  SECTION 3.24. Title, Management and Disposition of REO
                                Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Servicer, on behalf of REMIC 1, shall sell any REO Property as soon as practicable and in any event no later than the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Servicer shall have delivered to the Trustee and the Trust Administrator an Opinion of Counsel, addressed to the Trustee, the Trust Administrator and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of the REMICs created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by any of the REMICs created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period (subject


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to the requirement of prompt disposition set forth in Section 3.24(a))as the
Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, none of the Servicer, the Master Servicer, the Trustee or the Trust Administrator shall:

                  (A) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (B) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (C) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (D) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Trust Administrator, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any


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time that it is held by the REMIC, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (1) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (2) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (3) none of the provisions of this Section 3.24(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee or the Trust Administrator on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (4) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

                  (d) In addition to the withdrawals permitted under Section 3.24(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 5.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.24(c) or this Section 3.24(d).



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                  (e) Subject to the time constraints set forth in Section
3.24(a), each REO Disposition shall be carried out by the Servicer in a manner, at such price and upon such terms and conditions as shall be normal and usual in the servicing standard set forth in Section 3.01.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 5.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Servicer shall file information returns (and shall provide a certification of a Servicing Officer to the Master Servicer that such filings have been made) with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.25. Obligations of the Servicer in Respect of
                                Prepayment Interest Shortfalls.

                  Not later than 2:00 p.m. New York time on each Servicer Remittance Date, the Servicer shall remit to the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) the aggregate Servicing Fee received in the related Due Period. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trust Administrator in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

                  SECTION 3.26. [Reserved].

                  SECTION 3.27. Obligations of the Servicer in Respect of
                                Mortgage Rates and Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Trust Administrator, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.27 shall not limit the ability of the Servicer to seek


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recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

                  SECTION 3.28. Solicitations.

                  From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, another mortgage company has pulled a credit report on the mortgagor or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which
(i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio, telephone and television advertisements shall not constitute solicitation under this Section 3.28, nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Servicer's counseling services with respect to refinancing mortgage loans.

                  SECTION 3.29. Net WAC Rate Carryover Reserve Account.

                  No later than the Closing Date, the Trust Administrator shall establish and maintain with itself a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, Wells Fargo Bank, N.A., as agent for HSBC Bank USA, as Trustee, in trust for registered Holders of Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B." The amount on deposit in the Net WAC Rate Carryover Reserve Account will consist of any payments received by the Trust Administrator under the Cap Contract and amounts described under Section 5.01(d)(xx) and deposited into the Net WAC Rate Carryover Reserve Account.

                  On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates or the Mezzanine Certificates, the Trust Administrator has been directed by the Class C Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 5.01(d)(xx), rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date, the Trust Administrator shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates, and will distribute such amounts to the Holders of the Class A Certificates and the Mezzanine Certificates in the amounts and priorities set forth in Section 5.01(d).

                  On the Distribution Date after the Class A Certificates and the Mezzanine Certificates are paid in full, any amounts remaining in the Net WAC Rate Reserve Account after the payment of any Net WAC Rate Carryover Amounts on the Class A Certificates and the Mezzanine


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Certificates for such Distribution Date (representing payments received by the
Trust Administrator under the Cap Contract), shall be payable to the Trust Administrator.

                  For federal and state income tax purposes, the Trust Administrator will be deemed to be the owner of the Net WAC Rate Carryover Reserve Account. All amounts deposited into the Net WAC Rate Carryover Reserve Account (other than amounts received under the Cap Contract) shall be treated as amounts distributed by REMIC 2 to the Holders of the Class C Certificates. The Net WAC Rate Carryover Reserve Account will be an "outside reserve fund" within the meaning of Treasury regulation Section 1.860G-2(h). Upon the termination of the Trust, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust Administrator and distributed to the Trust Administrator or its designee. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Class A Certificates or the Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                  By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trust Administrator, and the Trust Administrator hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 5.01(d)(xx) on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  The Trust Administrator shall hold all funds on deposit in the Net WAC Rate Carryover Reserve Account uninvested.

                  For federal tax return and information reporting, the right of the Holders of the Class A Certificates and Mezzanine Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

                  SECTION 3.30. [Reserved].

                  SECTION 3.31. Servicer Indemnification.

                  Without limiting the indemnification obligations of the Servicer pursuant to Section 9.05 (b), the Servicer agrees to indemnify the Trustee, the Master Servicer and the Trust Administrator, from, and hold the Trustee, the Master Servicer and the Trust Administrator harmless against, any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by any such Person by reason of the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Servicer's reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Servicer, the Trustee, the Master


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Servicer and the Trust Administrator. Any payment hereunder made by the Servicer to any such Person shall be from the Servicer's own funds, without reimbursement from the Trust Fund therefor.






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                                   ARTICLE IV

                       ADMINISTRATION AND MASTER SERVICING
                  OF THE MORTGAGE LOANS BY THE MASTER SERVICER

                  SECTION 4.01. Master Servicer.

                  The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement. The Master Servicer shall independently and separately monitor the Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer's and Master Servicer's records. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Distribution Account pursuant to the terms hereof based on information provided to the Master Servicer by the Trust Administrator pursuant to the third paragraph of Section 9.01.

                  The Trustee shall furnish the Servicer and the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or the Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person's use or misuse of any such power of attorney.

                  The Trustee shall provide access and shall cause the Custodian to provide access and the Trust Administrator shall provide access, in each case to the records and documentation in possession of the Trustee, the Custodian or the Trust Administrator, as the case may be, regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Trust Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodian or the Trust Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities and shall cause the Custodian to allow representatives of the above entities and the Trust Administrator shall allow representatives of the above entities, in each case to photocopy any of the records and documentation


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and shall provide equipment for that purpose at a charge that covers the
Trustee's, the Custodian's or the Trust Administrator's, as the case may be, actual costs.

                  The Trustee shall execute and deliver to the Servicer upon written request any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Mortgage Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

                  SECTION 4.02. REMIC-Related Covenants.

                  For as long as each REMIC shall exist, the Trustee and the Trust Administrator shall act in accordance herewith to treat such REMIC as a REMIC, and the Trustee and the Trust Administrator shall comply with any directions of the Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in Section 10.01(f).

                  SECTION 4.03. Monitoring of Servicer.

                  (a) The Master Servicer shall be responsible for monitoring the compliance by the Servicer with its duties under this Agreement. In the review of the Servicer's activities, the Master Servicer may rely upon an Officer's Certificate of the Servicer with regard to the Servicer's compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute a Servicer Event of Termination, the Master Servicer shall notify the Servicer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under this Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph and Article VIII, cause the Trustee to terminate the rights and obligations of the Servicer hereunder in accordance with the provisions of
Article VIII. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master


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Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  (c) The Master Servicer shall be entitled to be reimbursed by the Servicer (or from amounts on deposit in the Distribution Account if the Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Servicer immediately preceding the Master Servicer), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

                  (d) The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

                  (e) If the Master Servicer acts as successor Servicer, it will not assume liability for the representations and warranties of the terminated Servicer.

                  (f) The Master Servicer shall not be liable for any acts or omissions of the Servicer.

                  SECTION 4.04. Fidelity Bond.

                  The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

                  SECTION 4.05. Power to Act; Procedures.

                  The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article IX, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.03, shall not permit the Servicer to) knowingly


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or intentionally take any action, or fail to take (or fail to cause to be taken)
any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC created hereunder. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or the Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person's use or misuse of any such power of attorney). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

                  SECTION 4.06. Due-on-Sale Clauses; Assumption Agreements.

                  To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with this Agreement.

                  SECTION 4.07. Reserved.

                  SECTION 4.08. Documents, Records and Funds in Possession of
                                Master Servicer To Be Held for Trustee.

                  (a) The Master Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be remitted to the Trust Administrator for deposit in the Distribution Account. The Master Servicer shall, and, subject to Section 3.23, shall cause the Servicer to, provide access to information and


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documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be remitted to the Trust Administrator for deposit in the Distribution Account.

                  SECTION 4.09. [Reserved].

                  SECTION 4.10. [Reserved].

                  SECTION 4.11. [Reserved].

                  SECTION 4.12. Trustee to Retain Possession of Certain
                                Insurance Policies and Documents.

                  The Trustee or the applicable Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates has been distributed in full and the Master Servicer and the Servicer have otherwise fulfilled their respective obligations under this Agreement, the Trustee or the Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the applicable custodial agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

                  SECTION 4.13. [Reserved].

                  SECTION 4.14. Compensation for the Master Servicer.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Master Servicing Fee, payable to the Master Servicer by the Trust Administrator on each Distribution Date (with respect to the calendar month that immediately preceded the month of such Distribution Date) from funds in the Distribution Account. The Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced in


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accordance with Section 4.19. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

                  SECTION 4.15. [Reserved].

                  SECTION 4.16. Annual Officer's Certificate as to Compliance.

                  (a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 1st of each year, commencing on March 1, 2005, an Officer's Certificate, in the form attached hereto as Exhibit P-2, certifying that with respect to the period ending December 31 of the prior year:
(i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Servicer has failed to perform any of its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

                  (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

                  SECTION 4.17. Annual Independent Accountant's Servicing
                                Report.

                  If the Master Servicer has, during the course of any calendar year, directly serviced any of the Mortgage Loans, then the Master Servicer, in such capacity as successor Servicer shall comply with the provision of Section
3.21 and Section 3.22 of this Agreement.

                  SECTION 4.18. [Reserved].

                  SECTION 4.19. Obligation of the Master Servicer in Respect of
                                Prepayment Interest Shortfalls.

                  In the event of a Prepayment Interest Shortfall, the Master Servicer shall remit to the Trustee not later than the Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments on the related Mortgage Loans for the related Distribution


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Date, and not so paid by the Servicer and (ii) the Master Servicing Fee for such
Distribution Date, without reimbursement therefor.

                  SECTION 4.20. [Reserved].

                  SECTION 4.21. [Reserved].



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                                    ARTICLE V

                                  FLOW OF FUNDS

                  SECTION 5.01. Distributions.

                  (a) (I) On each Distribution Date, the Trust Administrator shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

                  (i) to the Holders of the Class IA-1 Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates; and

                  (ii) concurrently, to the Holders of the Group II Certificates, on a PRO RATA basis based on the interest entitlement of each such Class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 5.01(a)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance Amount.

                  (II) On each Distribution Date the Trust Administrator shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date.

                  (i) concurrently, to the Holders of the Group II Certificates, on a PRO RATA basis based on the interest entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Certificates; and

                  (ii) to the Holders of the Class IA-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 5.01(a)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

                  (III) On each Distribution Date, following the distributions made pursuant to Section 5.01(a)(I) and (II) above, the Trust Administrator shall make the following disbursements and transfers in the order of priority described below, in each case to the extent of the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date.

                  (i) to the Holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for to such Certificates;



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                  (ii) to the Holders of the Class M-2 Certificates, the Monthly
         Interest Distributable Amount for to such Certificates;

                  (iii) to the Holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for to such Certificates;

                  (iv) to the Holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for to such Certificates;

                  (v) to the Holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for to such Certificates;

                  (vi) to the Holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for to such Certificates;

                  (vii) to the Holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for to such Certificates;

                  (viii) to the Holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for to such Certificates; and

                  (ix) to the Holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for to such Certificates;

                  (b)(I) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class IA-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (ii) second, after taking into account the amount distributed to the Holders of the Group II Certificates pursuant to clause
         (b)(II)(i) below on such Distribution Date, to the Holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero.

                  (II) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii) second, after taking into account the amount distributed to the Holders of the Class IA-1 Certificates pursuant to clause
         (b)(I)(i) above on such Distribution Date, to the


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         Holders of the Class IA-1 Certificates, until the Certificate Principal
         Balance thereof has been reduced to zero.

                  (III) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the Holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) third, to the Holders of the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) fourth, to the Holders of the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) fifth, to the Holders of the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) sixth, to the Holders of the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vii) seventh, to the Holders of the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (viii) eighth, to the Holders of the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ix) ninth, to the Holders of the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (c)(I) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class IA-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, the Group I Senior Principal Distribution Amount;

                  (ii) second, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), an amount equal to the excess, if any, of (x)


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         the amount required to be distributed pursuant to clause (c)(II)(i)
         below for such Distribution Date over (y) the amount actually distributed pursuant to clause (c)(II)(i) below from the Group II Principal Distribution Amount on such Distribution Date.

                  (II) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

                  (i) first, to the holders of the Group II Certificates (allocated among the Group II Certificates in the priority described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; and

                  (ii) second, to the holders of the Class IA-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause (c)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to clause
         (c)(I)(i) above from the Group I Principal Distribution Amount on such Distribution Date.

                  (III) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made in the following amounts and order of priority:

                  (i) first, to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) second, to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) third, to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) fourth, to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) fifth, to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) sixth, to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (vii) seventh, to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (viii) eighth, to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;


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                  (ix) ninth, to the Holders of the Class M-9 Certificates, the
Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  With respect to the Group II Certificates, all principal distributions will be distributed sequentially, first, to the holders of the Class II-A1 Certificates, until the Certificate Principal Balance of the Class II-A1 Certificates has been reduced to zero; second, to the holders of the Class II-A2 Certificates, until the Certificate Principal Balance of the Class IIA-2 Certificates has been reduced to zero; and third, to the holders of the Class II-A3 Certificates, until the Certificate Principal Balance of the Class II-A3 Certificates has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, notwithstanding anything contained herein to the contrary, all distributions of principal to the Class II-A1 Certificates, the Class II-A2 Certificates and the Class II-A3 Certificates will be distributed concurrently, on a PRO RATA basis based on the Certificate Principal Balance of each such class.

                  (d) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

                  (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under
         Section 5.01(b) and Section 5.01(c) above;

                  (ii) to the Holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (iii) to the Holders of the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to the Class M-1 Certificates;

                  (iv) to the Holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (v) to the Holders of the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to the Class M-2 Certificates;

                  (vi) to the Holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (vii) to the Holders of the Class M-3 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class M-3 Certificates;

                  (viii) to the Holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;



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                  (ix) to the Holders of the Class M-4 Certificates, in an
         amount equal to the Allocated Realized Loss Amounts allocable to the Class M-4 Certificates;

                  (x) to the Holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (xi) to the Holders of the Class M-5 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to the Class M-5 Certificates;

                  (xii) to the Holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (xiii) to the Holders of the Class M-6 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to the Class M-6 Certificates;

                  (xiv) to the Holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (xv) to the Holders of the Class M-7 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to the Class M-7 Certificates;

                  (xvi) to the Holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (xvii) to the Holders of the Class M-8 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to the Class M-8 Certificates;

                  (xviii) to the Holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (xix) to the Holders of the Class M-9 Certificates, in an amount equal to the Allocated Realized Loss Amounts allocable to the Class M-9 Certificates;

                  (xx) to the Net WAC Rate Carryover Reserve Account, the amount by which any Net WAC Rate Carryover Amounts for such Distribution Date exceed the amounts received by the Trust Administrator under the Cap Contract;

                  (xxi) [reserved];

                  (xxii) to the Holders of the Class C Certificates, the Monthly Interest Distributable Amount for such Class and any remaining Overcollateralization Release Amount for such Distribution Date;

                  (xxiii) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate


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         Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

                  (xxiv) any remaining amounts to the Holders of the Residual Certificates (in respect of the Class R-1 Interest or Class R-2 Interest, as appropriate).

                  (e) On each Distribution Date, after making the distributions of the Available Funds as set forth in Section 5.01(a) through (d) above, the Trust Administrator will withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts on deposit therein, the aggregate of any Net WAC Rate Carryover Amounts for such Distribution Date and distribute such amount in the following order of priority:

         (A) first, concurrently, to the Offered Certificates, any related unpaid Net WAC Rate Carryover Amount, in each case only up to a maximum amount equal to the Cap Amount for the related Class;

         (B) second, to the Offered Certificates, any related Net WAC Rate Carryover Amount (after taking into account distributions pursuant to (A) above) distributed sequentially in the following order of priority:

                  (i) to the Class A Certificates, on a PRO RATA basis based on the related unpaid Net WAC Rate Carryover Amount for each such Class;

                  (ii) to the Class M-1 Certificates;

                  (iii) to the Class M-2 Certificates;

                  (iv) to the Class M-3 Certificates;

                  (v) to the Class M-4 Certificates;

                  (vi) to the Class M-5 Certificates;

                  (vi) to the Class M-6 Certificates;

                  (vi) to the Class M-7 Certificates;

                  (vi) to the Class M-8 Certificates; and

                  (vi) to the Class M-9 Certificates.

                  (f) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Servicer Prepayment Charge Amounts paid by the Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trust Administrator to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class


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of Certificates. The payment of the foregoing amounts to the Holders of the
Class P Certificates shall not reduce the Certificate Principal Balances thereof.

                  (g) The Trust Administrator shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 11.01 respecting the final distribution), by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

                  (h) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Trust Administrator, the Depositor, the Servicer or the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

                  (i) Notwithstanding the foregoing, on each Distribution Date, following all distributions on the Certificates pursuant to Section 5.01, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.10 and included in the Available Funds for such Distribution Date will be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 5.07. An amount equal to the amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 5.07, and so on. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

                  (j) All distributions to be made by the Trust Administrator pursuant to this Section 5.01 shall be subject to the availability of funds therefor in the Distribution Account, or the Net WAC Rate Carryover Reserve Account, as applicable, on the applicable Distribution Date.

                  SECTION 5.02. [Reserved].

                  SECTION 5.03. Statements.

                  (a) On each Distribution Date, based, as applicable, on information provided to it by the Servicer, the Trust Administrator shall prepare and make available to each Holder of the


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Regular Certificates, the Servicer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

                  (iii) the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

                  (iv) the aggregate amount of servicing compensation received by the Servicer and the Master Servicer with respect to the related Due Period and such other customary information as the Trust Administrator deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (v) the aggregate amount of Advances for the related Due
         Period;

                  (vi) the Pool Balance at the Close of Business at the end of the related Due Period;

                  (vii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

                  (viii) the number and aggregate unpaid principal balance of Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent
         (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the Close of Business on the last day of the calendar month preceding such Distribution Date and (D) REO Properties, as well as the aggregate principal balance of Mortgage Loans that were liquidated and the net proceeds resulting therefrom;

                  (ix) [reserved]

                  (x) the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;



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                  (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period, separately indicating Principal Prepayments in full and Principal Prepayments in part;

                  (xii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the cumulative amount of Subsequent Recoveries received since the Closing Date;

                  (xiii) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

                  (xiv) the Certificate Principal Balance of each Class of Class A Certificates, each Class of Mezzanine Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date;

                  (xv) the Monthly Interest Distributable Amount in respect of each Class of Class A Certificates, each Class of Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each Class of Class A Certificates, each Class of Mezzanine Certificates and the Class C Certificates for such Distribution Date;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.27 or the Master Servicer pursuant to Section 4.19;

                  (xvii) the Credit Enhancement Percentage for such Distribution Date;

                  (xviii) the Net WAC Rate Carryover Amount for each Class of Class A Certificates and each Class of Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                  (xix) any Overcollateralization Target Amount,
         Overcollateralized Amount and Overcollateralization Deficiency Amount after giving effect to the distribution of principal on such Distribution Date;

                  (xx) when the Stepdown Date or a Trigger Event has occurred;

                  (xxi) the Available Funds for such Distribution Date;

                  (xxii) the respective Pass-Through Rates applicable to each Class of Class A Certificates, each Class of Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to each Class of Class A Certificates and each Class of Mezzanine Certificates for the immediately succeeding Distribution Date; and



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                  (xxiii) payments, if any, made under the Cap Contract.

                  The Trust Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the Rating Agencies via the Trust Administrator's internet website. The Trust Administrator's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at (301) 815- 6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trust Administrator's internet website, the Trust Administrator may require registration and the acceptance of a disclaimer.

                  The Trust Administrator will not be liable for the dissemination of information in accordance with this Agreement. The Trust Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

                  (b) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trust Administrator to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

                  (c) On each Distribution Date, the Trust Administrator shall make available to the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trust Administrator deems necessary or appropriate.

                  (d) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall deliver to each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which


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



such Person was a Residual Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trust Administrator pursuant to any requirements of the Code as from time to time in force.

                  SECTION 5.04. Remittance Reports; Advances.

                  (a) On each Determination Date, the Servicer shall deliver to the Master Servicer and the Trust Administrator by telecopy or electronic mail (or by such other means as the Servicer, the Master Servicer and the Trust Administrator may agree from time to time) a Remittance Report with respect to the related Distribution Date in form and substance acceptable to the Master Servicer with such additions, deletions and modifications as agreed to by the Master Servicer, the Trust Administrator and the Servicer. Not later than each Determination Date, the Servicer shall deliver or cause to be delivered to the Trust Administrator in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Master Servicer or the Trust Administrator may reasonably require so as to enable the Master Servicer to master service the Mortgage Loans and oversee the servicing by the Servicer and the Trust Administrator to perform the calculations necessary to make the distributions contemplated by Section
5.01 and to prepare the statements to Certificateholders contemplated by Section
5.03. Neither the Trust Administrator nor, subject to Section 4.01, the Master Servicer shall be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

                  (b) The amount of Advances to be made by the Servicer for any Distribution Date shall equal, subject to Section 5.04(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.24 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.

                  On or before 2:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trust Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 5.04, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Servicer to make


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an Advance as permitted in the preceding sentence shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 5.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trust Administrator will provide notice to the Servicer by telecopy by the Close of Business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Trust Administrator on such date is less than the Advances required to be made by the Servicer for the related Distribution Date, as set forth in the related Remittance Report.

                  (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until all Liquidation Proceeds thereon have been recovered, or a Final Recovery Determination has been made thereon.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Depositor, the Trustee and the Trust Administrator.
                  (e) Subject to and in accordance with the provisions of
Article VIII, in the event the Servicer fails to make any such P&I Advance, then the Master Servicer (in its capacity as successor Servicer) or any other successor Servicer shall be required to make such P&I Advance on the Distribution Date on which the Servicer was required to make such Advance, subject to its determination of recoverability.

                  SECTION 5.05. [Reserved]

                  SECTION 5.06. Reports Filed with Securities and Exchange
                                Commission.

                  The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Within 15 days after each Distribution Date, the Trust Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to be furnished to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2005, the Trust Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 31, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Master Servicer, in its capacity as master servicer hereunder, shall execute and file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification (substantially in the form attached hereto as Exhibit N-2), the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Servicer pursuant to Sections 3.20 and 3.21 and the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 4.16 and


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4.17. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file the Form 8-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trust Administrator and the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement or the Mortgage Loans as the Trust Administrator or the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. Neither the Trust Administrator nor the Master Servicer shall have any responsibility to file any items other than those specified in this Section 5.06; provided, however, the Trust Administrator and the Master Servicer will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Fees and expenses incurred by the Trust Administrator or the Master Servicer in connection with this Section 5.06 shall not be reimbursable from the Trust Fund.

                  SECTION 5.07. Distributions on the REMIC Regular Interests.

                  (a) On each Distribution Date, the Trust Administrator shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

         (i) first, to the extent of Available Funds, to Holders of REMIC 1 Regular Interest LTAA, Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7, REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, REMIC 1 Regular Interest LTZZ and REMIC 1 Regular Interest LTP, PRO RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LTZZ shall be reduced and deferred when the REMIC 1 Overcollateralization Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount; and

                  (ii) second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC 1 Regular Interest LTAA
                  and REMIC Regular Interest LTP, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest is reduced to zero; provided, however, that REMIC 1 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment


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                  Charge as identified on the Prepayment Charge Schedule or any
                  Distribution Date thereafter, at which point such amount shall be distributed to REMIC 1 Regular Interest LTP, until $100 has been distributed pursuant to this clause;

                           (b) to the Holders of Regular Interest LT1A1, REMIC 1
                  Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM1, REMIC 1 Regular Interest LTM2, REMIC 1 Regular Interest LTM3, REMIC 1 Regular Interest LTM4, REMIC 1 Regular Interest LTM5, REMIC 1 Regular Interest LTM6, REMIC 1 Regular Interest LTM7 and REMIC 1 Regular Interest LTM8, REMIC 1 Regular Interest LTM9, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero;

                           (c) to the Holders of REMIC 1 Regular Interest LTZZ,
                  1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; and

                           (d) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-1 Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC 1 Regular Interest LTAA and REMIC 1 Regular Interest LTP, in that order and (ii) REMIC 1 Regular Interest LTZZ, respectively; provided that REMIC 1 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 1 Regular Interest LT1P, until $100 has been distributed pursuant to this clause.

                  (a) All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trust Administrator on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and eleventh, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate


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Principal Balance of any Class of Certificates shall be to the Certificate
Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificates shall be made first by reducing the amount otherwise payable in respect thereof pursuant to Section 5.01(d)(xiv). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

                  (b) All Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interest LTAA and REMIC 1 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA and REMIC 1 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM9 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM9 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM8 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM8 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM7 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM7 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM6 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM6 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM5 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM5 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM4 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM4 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM3 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM3 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM2 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM2 has been reduced to zero; and eleventh, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM1 and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM1 has been reduced to zero.



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                                   ARTICLE VI

                                THE CERTIFICATES

                  SECTION 6.01. The Certificates.

                  Each of the Class A Certificates, the Mezzanine Certificates, the Class P Certificates, the Class C Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee or the Trust Administrator to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Class A Certificates and the Mezzanine Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $50,000 and integral dollar multiples of $1.00 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class P Certificates, the Class C Certificates and the Residual Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued and outstanding at any one time.

                  The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee or the Trust Administrator by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee or the Trust Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee or the Trust Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.02(c), the Class A Certificates and the Mezzanine Certificates shall be Book- Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

                  SECTION 6.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

                  Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph which office shall initially be the Corporate Trust Office of the Trust Administrator for certificate


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transfer and surrender purposes, and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trust Administrator on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

                  At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee or the Trust Administrator shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee, the Trust Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee, the Trust Administrator and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for two separate certificates, each representing such holder's respective Percentage Interest in the Class R-1 Interest and the Class R-2 Interest that was evidenced by the Class R Certificate being exchanged.

                  (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Trust Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee and the Trust Administrator shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Trust Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Trust Administrator and either the Trustee's or the Trust Administrator's agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be


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necessary or desirable to register a Book-Entry Certificate to the Depository.
In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

                  (c) If (i)(x) the Depository or the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trust Administrator or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trust Administrator, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trust Administrator and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trust Administrator shall, at the Depositor's expense, in the case of (ii) above, or the Servicer's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. None of the Depositor, the Master Servicer, the Trustee or the Trust Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Trust Administrator, the Certificate Registrar, the Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  (d) No transfer, sale, pledge or other disposition of any Class C Certificate, Class P Certificate or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, except with respect to the initial transfer of any Class C Certificate, Class P Certificate or Residual Certificates by the Depositor (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee and the Trust Administrator, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee, the Trust Administrator and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee, the Trust Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Master Servicer or the Depositor or (ii) the Trust Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor, the Trustee and the Trust Administrator certifying to the Depositor, the Trustee and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Administrator or the Depositor. The Holder of a Class C Certificate, Class P Certificate or Residual Certificate desiring to effect such transfer shall, and does hereby agree to,


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indemnify the Trustee, the Trust Administrator, the Master Servicer and the
Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the foregoing, no certification or Opinion of Counsel described in this Section 6.02(d) will be required in connection with the transfer, on the Closing Date, of any Residual Certificate by the Depositor to an "accredited investor" within the meaning of Rule 501 of the 1933 Act.

                  No transfer of a Class C Certificate, Class P Certificate or Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets"), as certified by such transferee in the form of Exhibit M, unless the Trust Administrator is provided with an Opinion of Counsel for the benefit of the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the Servicer and on which they may rely which establishes to the satisfaction of the Trust Administrator that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or the Trust Fund. Neither a certification nor an Opinion of Counsel will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trustee and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee or the Trust Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                  Each Transferee of a Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 90-59, 55 Fed. Reg. 36724 (September 6, 1990), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE
2002-41 67 Fed. Reg. 54487 (August 22, 2002) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.



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                  If any Mezzanine Certificate, Class C Certificate, Class P
Certificate or Residual Certificate or any interest therein is acquired or held in violation of the provisions of the two preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a PRO RATA undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trust Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                  (A) an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                  (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights


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as Holder thereof retroactive to the date of registration of transfer of such
Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trust Administrator received the documents specified in clause (iii). The Trust Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trust Administrator shall be distributed and delivered by the Trust Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trust Administrator shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trust Administrator to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trust Administrator determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trust Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trust Administrator and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trust Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to Disqualified Organizations.

                  The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trust Administrator, in form and substance satisfactory to the Trust Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

                  (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



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                  All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

                  SECTION 6.03. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Trust Administrator, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Trust Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Trust Administrator shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Trust Administrator and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 6.04. Persons Deemed Owners.

                  The Servicer, the Master Servicer, the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Depositor, the Trustee, the Trust Administrator, the Certificate Registrar or any Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Servicer, the Master Servicer, the Trust, the Trustee, the Trust Administrator nor any agent of any of them shall be affected by notice to the contrary.

                  SECTION 6.05. Appointment of Paying Agent.

                  (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trust Administrator. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trust Administrator. The Trust Administrator may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.



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                  (b) The Trust Administrator shall cause the Paying Agent (if other than the Trust Administrator) to execute and deliver to the Trust Administrator an instrument in which such Paying Agent shall agree with the Trust Administrator that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.



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                                   ARTICLE VII

               THE SERVICER, THE MASTER SERVICER AND THE DEPOSITOR

                  SECTION 7.01. Liability of the Servicer, the Master Servicer
                                and the Depositor.

                  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Servicer herein. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

                  SECTION 7.02. Merger or Consolidation of, or Assumption of the
                                Obligations of, the Servicer, the Master
                                Servicer or the Depositor.

                  Any entity into which the Servicer, the Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer, the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Servicer, the Master Servicer or the Depositor, shall be the successor of the Servicer, the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that any successor to the Servicer or the Master Servicer shall satisfy all the requirements of Section 8.02 or Section 7.06, as applicable, with respect to the qualifications of a successor Servicer or successor Master Servicer, as applicable. In addition, any corporation succeeding to the servicing-for-third-parties business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (i) any successor to the Servicer shall satisfy all the requirements of Section 8.02 with respect to the qualifications of a successor Servicer, (ii) the Trustee shall have received written confirmation from each Rating Agency that such transfer of servicing by the Servicer and the related appointment of a successor Servicer would not result in a withdrawal, qualification or a downgrading by such Rating Agency of the then-outstanding rating on any Class of Certificates rated by it or of any class of notes issued pursuant to an Indenture and (iii) the Trustee shall have received the written consent of holders of notes evidencing not less than 66 2/3% of any notes issued pursuant to an Indenture to such transfer of servicing by the Servicer and the related appointment of a successor Servicer.

                  SECTION 7.03. Limitation on Liability of the Servicer, the
                                Master Servicer and Others.

                  None of the Servicer, the Master Servicer or the Depositor nor any of the directors or officers or employees or agents of the Servicer, the Master Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer, the Master Servicer or the Depositor in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect


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the Servicer, the Master Servicer, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, the Master Servicer or the Depositor, as the case may be, or by reason of its reckless disregard of the obligations and duties of the Servicer, the Master Servicer or the Depositor, as the case may be, hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Servicer or the Master Servicer and any director or officer or employee or agent of either of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer, the Master Servicer, the Depositor, and any director or officer or employee or agent of any of them, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Servicer, the Master Servicer or the Depositor may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor, the Servicer or the Master Servicer acts without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and each of the Servicer, the Master Servicer and the Depositor shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. Each of the Servicer's and the Master Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Servicer or the Master Servicer pursuant to Section 6.04, 7.04 or 7.05 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer and Master Servicer solely in their capacities as Servicer and Master Servicer hereunder and in no other capacities.

                  SECTION 7.04. Servicer Not to Resign.

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.



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                  Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement.

                  SECTION 7.05. Master Servicer Not to Resign.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  SECTION 7.06. Assignment of Master Servicing.

                  The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder and that the purchaser or transferee (a) be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it after the date of such assumption as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and
(iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer's certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

                  SECTION 7.07. Delegation of Duties.



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                  In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans. The Servicer shall provide the Trustee, the Master Servicer and the Trust Administrator with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns.

                  SECTION 7.08. Reserved.

                  SECTION 7.09. Inspection.

                  Each of the Servicer and the Master Servicer, in its capacity as such, shall afford the Trustee and the Trust Administrator, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer or the Master Servicer, as applicable, in respect of its rights and obligations hereunder and access to officers of the Servicer and Master Servicer responsible for such obligations. Upon request, each of the Servicer and the Master Servicer shall furnish to the Trustee and the Trust Administrator its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.




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                                  ARTICLE VIII

                                     DEFAULT

                  SECTION 8.01. Servicer Events of Termination and Master
                                Servicer Events of Termination.

                  (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by the Servicer to make any Advance; or
         (B) any other failure by the Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee, the Master Servicer or the Trust Administrator or to the Servicer, the Trustee, the Master Servicer and the Trust Administrator by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights; or

                  (ii) The failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Master Servicer or the Trust Administrator or to the Trustee, the Master Servicer and the Trust Administrator by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) of actual knowledge of such failure by a Servicing Officer of the Servicer; or

                  (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they


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         become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (v) Any failure by the Servicer of the Servicer Termination Test; or

                  (vi) Without limiting clause (ii) above, any failure by the Servicer to duly perform, within the required time period, its obligations under Section 3.20, Section 3.21 or Section 3.22, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement.

then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 11:00 A.M., New York time, on the Business Day immediately following the Servicer Remittance Date (provided the Trust Administrator shall give the Servicer notice of such failure to advance by 5:00 P.M. New York time on the Servicer Remittance
Date), the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof and the Master Servicer, or a successor servicer appointed in accordance with Section 8.02, shall immediately make such Advance and assume, pursuant to Section 8.02, the duties of a successor Servicer, (y) in the case of (i)(B), (ii), (iii), (iv), (v) and (vi) above, the Trustee shall, at the direction of the Master Servicer or the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Master Servicer and the Trust Administrator if given by Holders of Certificates), terminate all of the rights and obligations of the Servicer as servicer under this Agreement and (z) in the case of (vii) above, the Trust Administrator shall, not later than 15 days after the Distribution Date on which such Servicer Termination Event occurred, notify the Certificateholders of the existence of such Servicer Event of Termination such notice shall state that Certificateholders may waive such Servicer Event of Termination by written notice to the Trust Administrator not later than 75 days after the Distribution Date on which such Servicer Termination Event occurred, and if the Majority Certificateholders shall not have so waived such Servicer Event of Termination, then the Trust Administrator shall direct the Trustee to, and the Trustee shall, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, the Trust Administrator, the Depositor and the Master Servicer. On or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section; and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Servicer agrees to cooperate with the Master Servicer (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the delivery to the Master Servicer within ten


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Business Days subsequent to such notice of all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, the transfer within one Business Day subsequent to such notice to the Master Servicer (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Servicer in such accounts or thereafter received by the Servicer with respect to the Mortgage Loans or any REO Property received by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section and all other applicable Servicing Transfer Costs shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Master Servicer or the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by the Servicer, by the Trust.

                  (b) If any one of the following events ("Master Servicer Events of Termination") shall occur and be continuing:

                           (i) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.04, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                           (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                           (iii) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                           (iv) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

then, and in each and every such case, so long as such Master Servicer Event of Termination shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders


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of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement after the date of such Termination, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01(b), the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Termination unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Termination is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Termination of which it has knowledge as provided above.

                  To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Event of Termination and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) and any other Servicing Transfer Costs applicable with respect to a transfer of master servicing are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

                  SECTION 8.02. Master Servicer to Act; Appointment of
                                Successor.



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                  (a) Within 90 days of the time the Servicer and the Master
Servicer receive a notice of termination of the Servicer pursuant to Section
8.01 or of resignation of the Servicer pursuant to Section 7.04, the Master Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Master Servicer, in its capacity as successor Servicer, immediately will assume all of the obligations of the Servicer to make Advances. Notwithstanding the foregoing, the Master Servicer, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, the Master Servicer (or such other successor Servicer) shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Master Servicer is unwilling to act as successor Servicer or (ii) if the Master Servicer is legally unable so to act, the Master Servicer shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to reimburse the Trustee, the Master Servicer or the Trust Administrator pursuant to Section 3.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trust Administrator, the Master Servicer and the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All applicable Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer (in which case the successor Servicer shall be entitled to reimbursement therefor from the assets of the Trust).

                  (b) Any successor to the Servicer, including the Master Servicer, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.14.



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                  (c) [Reserved].

                  (d) In connection with the resignation, removal or expiration of the term of the Servicer hereunder, or in connection with the resignation or removal of any successor to the Servicer (or any other successor to the Servicer appointed hereunder) acting as successor Servicer hereunder, either (i) the successor Servicer, (or any other successor to the Servicer appointed hereunder) acting as successor Servicer hereunder, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations and the predecessor Servicer shall execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this paragraph.

                  SECTION 8.03. Waiver of Defaults.

                  The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of the Servicer or Master Servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination or Master Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trust Administrator to the Rating Agencies.

                  SECTION 8.04. Notification to Certificateholders.

                  (a) Upon any termination or appointment of a successor to the Servicer or the Master Servicer pursuant to this Article VIII or Section 7.04, the Trust Administrator shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

                  (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination or a Master Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee or the Trust Administrator becomes aware of the occurrence of such an event, the Trustee or the Trust Administrator shall transmit by mail to all Certificateholders notice of such occurrence


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unless such default, Servicer Event of Termination or Master Servicer Event of
Termination shall have been waived or cured.

                  SECTION 8.05. Survivability of Servicer Liabilities.

                  Notwithstanding anything herein to the contrary, upon termination of the Servicer or the Master Servicer hereunder, any liabilities of the Servicer or the Master Servicer which accrued prior to such termination, and any rights of the Servicer or the Master Servicer to payment or reimbursement hereunder that accrued prior to such termination, shall in each case survive such termination.

                                   ARTICLE IX

                     THE TRUSTEE AND THE TRUST ADMINISTRATOR

                  SECTION 9.01. Duties of Trustee and the Trust Administrator.

                  The Trustee and the Trust Administrator, prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Trust Administrator will be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee or the Trust Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's or the Trust Administrator's satisfaction, the Trustee or the Trust Administrator, as applicable, will provide notice thereof to the Certificateholders.

                  The Trust Administrator agrees to notify the Master Servicer in writing no later than 5:00 pm (Eastern Time) on each Servicer Remittance Date of the aggregate dollar amount of the funds received by the Trust Administrator from the Servicer on such Servicer Remittance Date and any other information reasonably requested by the Master Servicer, so as to enable the Master Servicer to make the reconciliations and verifications required to be made by it pursuant to Section 4.01.



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                  No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) prior to the occurrence of a Master Servicer Event of Termination, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as the case may be, and conforming to the requirements of this Agreement;

                  (ii) Neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee or the Trust Administrator, as applicable, unless it shall be proved that the Trustee or the Trust Administrator, as the case may be, was negligent in ascertaining the pertinent facts;

                  (iii) Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator, as applicable, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) Neither the Trustee nor the Trust Administrator shall be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (i) and (ii) of
         Section 8.01(a) or of the existence of any Servicer Termination Event unless a Responsible Officer of the Trustee or the Trust Administrator, as applicable, at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee or the Trust Administrator, as applicable, receives written notice of such failure from the Depositor, the Servicer or the Majority Certificateholders.

                  Neither the Trustee nor the Trust Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee, the Trust Administrator or the Master Servicer to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Master Servicer shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.


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                  SECTION 9.02. Certain Matters Affecting the Trustee and the
                                Trust Administrator.

                  (a) Except as otherwise provided in Section 9.01:

                  (i) Either the Trustee or the Trust Administrator may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Trust Administrator may prescribe;

                  (ii) Either the Trustee or the Trust Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee or the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Trust Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act;

                  (iv) Neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such cost, expense or liability as a condition to such


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         proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee or the Trust Administrator, shall be reimbursed by the Servicer upon demand and, if not reimbursed by the Servicer, shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) Neither the Trustee nor the Trust Administrator shall be accountable, shall have any liability and makes no representation as to any acts or omissions hereunder of the Servicer;

                  (vii) Either the Trustee or the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, custodians or nominees;

                  (viii) The right of the Trustee or the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Trust Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act;

                  (ix) The Trust Administrator shall not be personally liable for any loss resulting from the investment of funds held in the Collection Account or the REO Account made at the direction of the Servicer pursuant to Section 3.12; and

                  (x) Neither the Trustee, the Trust Administrator, nor any Affiliate of either of them is permitted to receive compensation that could be deemed to be in the Trustee's or the Trust Administrator's, as applicable, economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments,
         (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 3.11.

                  SECTION 9.03. Neither Trustee nor Trust Administrator Liable
                                for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the authentication of the Trustee or the Trust Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Trust Administrator (in its role as such) assumes any responsibility for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee or the Trust Administrator on the Certificates) or of any Mortgage Loan or related document or MERS or the MERS System other than with respect to the Trustee's or the Trust Administrator's execution and authentication of the Certificates. Neither the Trustee nor the Trust Administrator (in its role as such) shall be accountable for the use or application by the Servicer or the Master Servicer, or for the use or application of any funds paid to the Servicer or the Master Servicer (in its role as such) in respect of the Mortgage Loans or deposited


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in or withdrawn from the Collection Account by the Servicer. Neither the Trustee
nor the Trust Administrator (in its role as such) shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan; the compliance by the Depositor, the Originator, the Master Servicer or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's or the Trust Administrator receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or Master Servicer or any loss resulting therefrom, it being understood that the Trustee or the Trust Administrator, as applicable, shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Servicer, the Master Servicer, any Sub-Servicer or any Mortgagor; any action of the Servicer, the Master Servicer or any Sub- Servicer taken in the name of the Trustee or the Trust
Administrator; the failure of the Servicer, the Master Servicer or any Sub-Servicer to act or perform any duties required of it hereunder; or any action by the Trustee or the Trust Administrator taken at the instruction of the Servicer or the Master Servicer; provided, however, that the foregoing shall not relieve the Trustee or the Trust Administrator of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section 2.01. Neither the Trustee nor the Trust Administrator (in its capacity as such) shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

                  SECTION 9.04. Trustee and Trust Administrator May Own
                                Certificates.

                  Either the Trustee or the Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee or Trust Administrator and may transact any banking and trust business with the Originator, the Servicer, the Depositor or their Affiliates.

                  SECTION 9.05. Trustee's and Trust Administrator's Fees and
                                Expenses.

                  (a) The Trust Administrator shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trust Administration Fee with respect to the calendar month that immediately preceded the month of such Distribution Date. As additional compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trust Administrator hereunder, the Trust Administrator shall be permitted to retain the income, payable to the Trust Administrator from time to time, from investment of or earnings on the funds from time to time in the Distribution Account, as provided in Section 3.12. The annual fees of the Trustee hereunder and of the Custodian shall be paid in accordance with a side letter agreement with the Trust Administrator and at the sole expense


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of the Trust Administrator. The Trustee, the Trust Administrator, the Custodian
or any director, officer, employee or agent of any of them, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Trustee or the Trust Administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's, the Custodian's on its behalf or the Trust Administrator's performance in accordance with the provisions of this Agreement) incurred by the Trustee, by the Custodian on its behalf or by the Trust Administrator arising out of or in connection with the acceptance or administration of the obligations and duties of the Trustee or the Trust Administrator under this Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer's or the Master Servicer's obligations and duties under this Agreement for which the Trustee, the Custodian or the Trust Administrator, as applicable, is indemnified under Section 9.05(b) or Section 9.05(c) or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee, of the Custodian on its behalf or of the Trust Administrator, as applicable, in the performance of its duties hereunder or by reason of the Trustee's, the Custodian's on its behalf or the Trust Administrator's , as applicable, reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's or the Trust Administrator's, as applicable, obligations under Article X hereof. Any amounts payable to the Trustee, the Custodian, the Trust Administrator or any director, officer, employee or agent of the Trustee, the Custodian or the Trust Administrator, in respect of the indemnification provided by this Section 9.05(a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, the Custodian, the Trust Administrator or any director, officer, employee or agent of the Trustee, the Custodian or the Trust Administrator, may have hereunder in its capacity as such, may be withdrawn by the Trust Administrator from the Distribution Account at any time. The foregoing indemnity shall survive the resignation or removal of the Trustee or the Trust Administrator.

                  (b) The Servicer agrees to indemnify the Trustee, the Trust Administrator or any director, officer, employee or agent of the Trustee or the Trust Administrator from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee, the Trust Administrator and the Servicer for actions prior to such resignation or removal. Any payment hereunder made by the Servicer to the Trustee or the Trust Administrator shall be from the Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  (c) The Master Servicer agrees to indemnify the Trustee, the Trust Administrator or any director, officer, employee or agent of the Trustee or the Trust Administrator from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement, to the extent the Master Servicer is not excluded from such liability pursuant to Section 7.03. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee, the Trust Administrator and the Master Servicer for actions prior to such resignation or removal. Any payment hereunder made by the Master Servicer to the Trustee or the Trust Administrator shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  SECTION 9.06. Eligibility Requirements for Trustee and Trust
                                Administrator.



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                  Each of the Trustee and the Trust Administrator hereunder
shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal offices of each of the Trustee and the Trust Administrator (other than the initial Trustee and initial Trust Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee or Trust Administrator, as applicable, at the time such Trustee or Trust Administrator, as applicable, is appointed Trustee or Trust Administrator, as applicable, to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Trust Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07.

                  SECTION 9.07. Resignation or Removal of Trustee or Trust
                                Administrator.

                  The Trustee or the Trust Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Master Servicer, each Rating Agency and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or Trust Administrator, (which may be the same Person in the event both the Trustee and the Trust Administrator resign or are removed) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Trust Administrator, as applicable, and one copy to the successor Trustee or Trust Administrator. If no successor Trustee or Trust Administrator, as applicable, shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Trust Administrator, as applicable.

                  If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor (or in the case of the Trust Administrator, the Trustee), or if at any time the Trustee or the Trust Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Servicer may remove the Trustee or the Trust Administrator, as applicable. If the Depositor or the Servicer removes the Trustee or the Trust Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee or Trust Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor Trustee or Trust Administrator.



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                  The Majority Certificateholders may at any time remove the
Trustee or the Trust Administrator by written instrument or instruments delivered to the Servicer, the Depositor and, if the Trustee is resigning, to the Trust Administrator, or, if the Trust Administrator is resigning, to the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or Trust Administrator in accordance with this Section 9.07.

                  Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor Trustee or Trust Administrator pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee or Trust Administrator, as applicable, as provided in Section 9.08.

                  Notwithstanding anything to the contrary contained herein, the Master Servicer and the Trust Administrator shall at all times be the same Person, so long as a master servicer continues to be required hereunder.

                  SECTION 9.08. Successor Trustee or Trust Administrator.

                  Any successor Trustee or Trust Administrator appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Depositor, the Servicer and to its predecessor Trustee or Trust Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Trust Administrator shall become effective, and such successor Trustee or Trust Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Trust Administrator. The Depositor, the Servicer and the predecessor Trustee or Trust Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee Trust Administrator all such rights, powers, duties and obligations.

                  No successor Trustee or Trust Administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor Trustee or Trust Administrator shall be eligible under the provisions of Section 9.06 and the appointment of such successor Trustee or Trust Administrator shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor Trustee or Trust Administrator as provided in this Section 9.08, the successor Trustee or Trust Administrator shall mail notice of the appointment of a successor Trustee or Trust Administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

                  SECTION 9.09. Merger or Consolidation of Trustee or Trust
                                Administrator.

                  Any entity into which the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any entity succeeding to the business of the Trustee or Trust Administrator, shall be the successor of the Trustee or the Trust Administrator hereunder, as applicable, provided such entity shall be eligible


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under the provisions of Section 9.06 and 9.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 9.10. Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Servicer and the Trustee, acting jointly, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.



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                  Any notice, request or other writing given to the Trustee
shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Servicer.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

                  SECTION 9.11. Limitation of Liability.

                  The Certificates are executed by the Trustee or the Trust Administrator, as applicable, not in its individual capacity but solely as Trustee or Trust Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee or the Trust Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee or the Trust Administrator but is made and intended for the purpose of binding only the Trust.

                  SECTION 9.12. Trustee or Trust Administrator May Enforce
                                Claims Without Possession of Certificates.

                  (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Trust Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee or the Trust Administrator shall be brought in its own name or in its capacity as Trustee or Trust Administrator for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee or the Trust Administrator and its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                  (b) The Trustee and the Trust Administrator shall afford the Originator, the Depositor, the Servicer and each Certificateholder upon reasonable prior notice during normal business hours, access to all records maintained by the Trustee and the Trust Administrator in respect of its duties hereunder and access to officers of the Trustee or the Trust Administrator, as applicable, responsible for performing such duties. Upon request, the Trustee or the Trust Administrator shall furnish the Depositor, the Servicer and any requesting Certificateholder with its most recent financial statements. The Trustee and the Trust Administrator shall cooperate fully with the Originator, the


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Servicer, the Depositor and such Certificateholder and shall make available to the Originator, the Servicer, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's or the Trust Administrator's duties hereunder. The Originator, the Depositor, the Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee or the Trust Administrator and are not obligated to supervise the performance of the Trustee or the Trust Administrator under this Agreement or otherwise.

                  SECTION 9.13. Suits for Enforcement.

                  In case a Servicer Event of Termination or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Majority Certificateholders, or the Trustee or the Trust Administrator may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee or the Trust Administrator, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Trust Administrator and the Certificateholders.

                  SECTION 9.14. Waiver of Bond Requirement.

                  The Trustee and the Trust Administrator shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee or the Trust Administrator post a bond or other surety with any court, agency or body whatsoever.

                  SECTION 9.15. Waiver of Inventory, Accounting and Appraisal
                                Requirement.

                  The Trustee and the Trust Administrator shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee or the Trust Administrator file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                  SECTION 9.16. Letter of Representations.

                  The Depositor and the Trustee hereby authorize the Trust Administrator to execute the Letter of Representations to the Depository, in its capacity as Trust Administrator, on behalf of the Trustee in its capacity as Trustee of the Trust, in turn on behalf of the Certificateholders. The action of the Trust Administrator, in so executing such Letter of Representations prior to the Closing Date, is hereby approved and ratified by the Depositor and the Trustee.




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                                    ARTICLE X

                              REMIC ADMINISTRATION

                  SECTION 10.01. REMIC Administration.

                  (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trust Administrator on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

                  (c) The Trust Administrator shall pay any and all expenses relating to any tax audit of any REMIC (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel. The Trust Administrator shall be entitled to reimbursement of expenses incurred pursuant to this Section 10.01(c) to the extent provided in Section 9.05.

                  (d) The Trust Administrator shall prepare, sign and file, all of the REMICs' federal and state tax and information returns (including Form
8811) as the direct representative each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trust Administrator.

                  (e) The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the related "Tax Matters Person") with respect to REMIC 1 and REMIC 2 and shall act as Tax Matters Person for REMIC 1 and REMIC
2. The Trust Administrator, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trust Administrator, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trust Administrator, as agent for the Tax Matters Person, shall represent each REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any REMIC and otherwise act on behalf of any REMIC in relation to any tax matter involving the Trust.



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                  (f) The Trustee, the Trust Administrator, the Servicer, the
Master Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Trust Administrator, the Servicer, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the Trust Administrator, the Servicer and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Trust Administrator, the Master Servicer and the Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Trust Administrator, the Master Servicer or the Servicer has advised it in writing that an Adverse REMIC Event could occur.

                  (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trust Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. Subject to the foregoing, in the event that a REMIC incurs a state or local tax, including franchise taxes, as a result of a determination that such REMIC is domiciled in the State of California for state tax purposes by virtue of the location of the Servicer, the Servicer agrees to pay on behalf of such REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the related Residual Certificate fails to pay such taxes, if any, when imposed.

                  (h) The Trust Administrator, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

                  (i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

                  (j) Neither the Trustee, the Trust Administrator, the Servicer nor the Master Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.


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                  (k) On or before April 15 of each calendar year beginning in
2005, the Servicer shall deliver to the Trustee, the Trust Administrator and each Rating Agency an Officers' Certificate stating the Servicer's compliance with the provisions of this Section 10.01.

                  (l) The Trust Administrator will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

                  SECTION 10.02. Prohibited Transactions and Activities.

                  None of the Depositor, the Servicer, the Master Servicer, the Trustee nor the Trust Administrator shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

                  SECTION 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

                  (a) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Trustee, the Trust Administrator and the Trust Fund against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Trust Administrator, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).


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                  (b) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee or the Trust Administrator of its duties and obligations set forth herein, the Trustee or the Trust Administrator, as applicable, shall indemnify the Trust Fund against any and all Losses resulting from its own negligence; provided, however, that neither the Trustee nor the Trust Administrator shall be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee or the Trust Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee or the Trust Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee or the Trust Administrator, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).




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                                   ARTICLE XI

                                   TERMINATION

                  SECTION 11.01. Termination.

                  (a) The respective obligations and responsibilities of the Servicer, the Depositor, the Trustee and the Trust Administrator created hereby (other than the obligation of the Trust Administrator to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Terminator of the Mortgage Loans as described below and (iv) the Distribution Date in August 2033. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                  The Servicer (in such capacity, the "Terminator"), may, at its option, terminate this Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the aggregate Principal Balances of the Original Mortgage Loans on the Cut-off Date, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of (i) the Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and
(ii) fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 11.01(c) by (x) the Terminator and (y) if the Class A Certificates or a Class of Mezzanine Certificates will not receive all amounts owed to it as a result of the termination, the Trustee, provided that if this clause (y) applies to such determination, such determination shall be based solely upon an appraisal obtained as provided in the last sentence of this paragraph), plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts (the "Termination Price"); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to an Indenture. If the determination of the fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Terminator and the Trustee as provided in above, such determination shall be based on an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon


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by the Terminator and the Trustee in their reasonable discretion, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such appraisal.

                  In connection with any such purchase pursuant to the preceding paragraph, the Terminator shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

                  Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

                  (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator upon the Trust Administrator receiving notice of such date from the Terminator, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trust Administrator therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified.

                  (c) Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 for such Distribution Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

                  (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trust Administrator shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trust Administrator upon


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transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Residual Certificateholders for payment.

                  SECTION 11.02. Additional Termination Requirements.

                  (a) In the event that the Terminator exercises its purchase option as provided in Section 11.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 90 days prior to the final Distribution Date, the Terminator shall adopt and the Trust Administrator shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Fund to the Terminator for cash pursuant to the terms of the plan of complete liquidation.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trust Administrator as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trust Administrator as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.


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                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  SECTION 12.01. Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator; and without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein (iii) to amend the provisions of Section 5.06 or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not (as evidenced by either (a) an Opinion of Counsel delivered to the Trustee and the Trust Administrator or (b) written notice to the Depositor, the Servicer, the Trustee and the Trust Administrator from the party seeking such amendment containing evidence that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates by any Rating Agency) adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or evidence of Rating Agency approval shall be required to address the effect of any such amendment on any such consenting Certificateholder. Notwithstanding the foregoing, neither an Opinion of Counsel nor written notice to the Depositor, the Servicer, the Trustee or the Trust Administrator from the Rating Agencies will be required in connection with an amendment to the provisions of Section 5.06.

                  In addition, this Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates (as evidenced by either (i) an Opinion of Counsel delivered to the Trustee and the Trust Administrator or (ii) written notice to the Depositor, the Servicer, the Trustee and the Trust Administrator from the party seeking such amendment containing evidence that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates by any Rating Agency) in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

                  Notwithstanding any provision of this Agreement to the contrary, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment is permitted hereunder and will not result in the


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imposition of a tax on any REMIC created hereunder constituting part of the
Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

                  Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee or the Trust Administrator may prescribe.

                  Each of the Trustee or the Trust Administrator may, but shall not be obligated to, enter into any amendment pursuant to this Section 12.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 12.02. Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  SECTION 12.03. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the


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obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03 each and every Certificateholder, the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 12.04. Governing Law; Jurisdiction.

                  This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

                  SECTION 12.05. Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Servicer, Fremont Investment & Loan, 175 North Riverview Drive, Anaheim, California 92808, Attention: SVP Finance, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Trustee and the Trust Administrator in writing by the Servicer, (b) in the case of the


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Trustee, HSBC Bank USA, 452 Fifth Avenue, New York, NY 10018, Attention: Issuer
Services, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Servicer, the Master Servicer and the Trust Administrator in writing by the Trustee, (c) in the case of the Master Servicer or the Trust Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046,
Attention: Fremont Home Loan Trust 2004-B, with a copy to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Fremont Home Loan Trust 2004-B, with a copy to Wells Fargo Bank, N.A., Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Fremont Home Loan Trust 2004-B, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Servicer and the Trustee in writing by the Trust Administrator (d) in the case of the Depositor, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address as may be furnished to the Servicer, the Master Servicer, the Trustee and the Trust Administrator in writing by the Depositor. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

                  SECTION 12.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 12.07. Article and Section References.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 12.08. Notice to the Rating Agencies.

                  (a) Each of the Trustee, the Trust Administrator and the Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee, the Trust Administrator or Servicer, as the case may be, has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Master Servicer Event of Termination or Servicer Event of Termination that has not been cured or waived;



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                  (iii) the resignation or termination of the Servicer, the
         Master Servicer, the Trustee or the Trust Administrator;

                  (iv) the final payment to Holders of the Certificates of any Class;

                  (v) any change in the location of any Account; and

                  (vi) if the Trustee or the Master Servicer is acting as successor Servicer pursuant to Section 8.02 hereof, any event that would result in the inability of the Trustee or the Master Servicer, as applicable, to make Advances.

                  (b) In addition, the Trust Administrator shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Sections 5.03 and 3.19 hereof and the Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i) each annual statement as to compliance described in
         Section 3.20 hereof;

                  (ii) each annual independent public accountants' servicing report described in Section 3.21 hereof; and

                  (iii) each notice delivered pursuant to Section 8.01(a) hereof which relates to the fact that the Servicer has not made an Advance.

                  Any such notice pursuant to this Section 12.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to
(i) [reserved], (ii) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and (iii) Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, NY 10041, Attention:
Residential Mortgage Surveillance Group.

                  SECTION 12.09. Further Assurances.

                  Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders, the Trustee nor the Trust Administrator shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

                  SECTION 12.10. Benefits of Agreement.

                  Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  SECTION 12.11. Acts of Certificateholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee, the Trust Administrator and the Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Trust Administrator and the Trust, if made in the manner provided in this Section 12.11.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  IN WITNESS WHEREOF, the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                      FINANCIAL ASSET SECURITIES CORP.,
                                      as Depositor


                                      By: /s/ Rosa Hyun
                                          ------------------------------
                                      Name:   Rosa Hyun
                                      Title:  Vice President


                                      FREMONT INVESTMENT & LOAN, as Servicer


                                      By: /s/ Jeffrey Crusinberry
                                          ------------------------------
                                      Name:   Jeff Crusinerry
                                      Title:  Senior Vice President



                                      HSBC BANK USA, as Trustee


                                      By: /s/ Wendy Zhang
                                          ------------------------------
                                      Name:   Wendy Zhang
                                      Title:  Assistant Vice President


                                      WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator


                                      By: /s/ Amy Doyle
                                          ------------------------------
                                      Name:   Amy Doyle
                                      Title:  Vice President

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

                  On the __day of May, 2004 before me, a notary public in and for said State, personally appeared _______________ known to me to be a ______________ of Financial Asset Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                _________________________
                                                       Notary Public

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

                  On the __day of May, 2004 before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of Fremont Investment & Loan, a California corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                _________________________
                                                       Notary Public

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

                  On the __day of May, 2004 before me, a notary public in and for said State, personally appeared __________________, known to me to be a_____________________ of HSBC Bank USA, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.



                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                _________________________
                                                       Notary Public

STATE OF                   )
                           ) ss.:
COUNTY OF                  )

                  On the ___day of May, 2004 before me, a notary public in and for said State, personally appeared __________________, known to me to be a_____________________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.



                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                _________________________
                                                       Notary Public

                                   EXHIBIT A-1

                         FORM OF CLASS IA-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $423,670,000.00

Original Class Certificate
Principal Balance of this Class                 :     $423,670,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DL 1

Class                                           :     IA-1

Assumed Maturity Date                           :     May 2034




                                      A-1-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                   Class IA-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class IA-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class IA-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class IA-1 Certificate (obtained by dividing the Denomination of this Class IA-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class IA-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class IA-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class IA-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class IA-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-1-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                      A-1-3

                       [Reverse of Class IA-1 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-1-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-1-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                      A-1-7

                                   EXHIBIT A-2

                        FORM OF CLASS IIA-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $61,000,000.00

Original Class Certificate
Principal Balance of this Class                 :     $61,000,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DM 9

Class                                           :     IIA-1

Assumed Maturity Date                           :     May 2034




                                      A-2-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                   Class IIA-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class IIA-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class IIA-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class IIA-1 Certificate (obtained by dividing the Denomination of this Class IIA-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class IIA-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class IIA-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class IIA-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class IIA-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-2-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                      A-2-3

                      [Reverse of Class IIA-1 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-2-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-2-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-3

                        FORM OF CLASS IIA-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $138,750,000.00

Original Class Certificate
Principal Balance of this Class                 :     $138,750,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DN 7

Class                                           :     IIA-2

Assumed Maturity Date                           :     May 2034




                                      A-3-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                   Class IIA-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class IIA-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class IIA-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class IIA-2 Certificate (obtained by dividing the Denomination of this Class IIA-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class IIA-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class IIA-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class IIA-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class IIA-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-3-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                      A-3-3

                      [Reverse of Class IIA-2 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-3-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-3-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-4

                        FORM OF CLASS IIA-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $20,532,000.00

Original Class Certificate
Principal Balance of this Class                 :     $20,532,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DP 2

Class                                           :     IIA-3

Assumed Maturity Date                           :     May 2034




                                      A-4-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                   Class IIA-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class IIA-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class IIA-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class IIA-3 Certificate (obtained by dividing the Denomination of this Class IIA-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class IIA-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class IIA-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class IIA-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class IIA-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-4-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                      A-4-3

                      [Reverse of Class IIA-3 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-4-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-4-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                      A-4-7

                                   EXHIBIT A-5

                         FORM OF CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY PURCHASE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE
REPRESENTATIONS SET FORTH IN SECTION 6.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $27,654,000.00

Original Class Certificate
Principal Balance of this Class                 :     $27,654,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DQ 0

Class                                           :     M-1

Assumed Maturity Date                           :     May 2034




                                      A-5-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                    Class M-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-5-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                      A-5-3

                       [Reverse of Class M-1 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-5-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Any purchaser of this Certificate shall be deemed to make the representation set forth in Section 6.02 of the Agreement.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-5-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                      A-5-7

                                   EXHIBIT A-6

                         FORM OF CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $25,679,000.00

Original Class Certificate
Principal Balance of this Class                 :     $25,679,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DR 8

Class                                           :     M-2

Assumed Maturity Date                           :     May 2034



                                      A-6-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                    Class M-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-6-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                      A-6-3

                       [Reverse of Class M-2 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-6-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Any purchaser of this Certificate shall be deemed to make the representation set forth in Section 6.02 of the Agreement.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-6-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                      A-6-7

                                   EXHIBIT A-7

                         FORM OF CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $14,617,000.00

Original Class Certificate
Principal Balance of this Class                 :     $14,617,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DS 6

Class                                           :     M-3

Assumed Maturity Date                           :     May 2034



                                      A-7-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                    Class M-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-7-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                      A-7-3

                       [Reverse of Class M-3 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-7-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Any purchaser of this Certificate shall be deemed to make the representation set forth in Section 6.02 of the Agreement.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-7-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                      A-7-7

                                   EXHIBIT A-8

                         FORM OF CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $13,432,000.00

Original Class Certificate
Principal Balance of this Class                 :     $13,432,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DT 4

Class                                           :     M-4

Assumed Maturity Date                           :     May 2034



                                      A-8-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                    Class M-4

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-8-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                      A-8-3

                       [Reverse of Class M-4 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-8-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Any purchaser of this Certificate shall be deemed to make the representation set forth in Section 6.02 of the Agreement.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-8-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                      A-8-7

                                   EXHIBIT A-9

                         FORM OF CLASS M-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $10,667,000.00

Original Class Certificate
Principal Balance of this Class                 :     $10,667,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DU 1

Class                                           :     M-5

Assumed Maturity Date                           :     May 2034


                                     A-9-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                    Class M-5

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                      A-9-1

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                      A-9-2

                       [Reverse of Class M-5 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-9-3

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         Any purchaser of this Certificate shall be deemed to make the representation set forth in Section 6.02 of the Agreement.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-9-4

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                      A-9-6

                                  EXHIBIT A-10

                         FORM OF CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $9,877,000.00

Original Class Certificate
Principal Balance of this Class                 :     $9,877,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DV 9

Class                                           :     M-6

Assumed Maturity Date                           :     May 2034


                                     A-10-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                    Class M-6

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-6 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-6 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-6 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                     A-10-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                     A-10-2

                       [Reverse of Class M-6 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-10-3

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         Any purchaser of this Certificate shall be deemed to make the representation set forth in Section 6.02 of the Agreement.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-10-4

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                     A-10-6

                                  EXHIBIT A-11

                         FORM OF CLASS M-7 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $10,667,000.00

Original Class Certificate
Principal Balance of this Class                 :     $10,667,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DW 7

Class                                           :     M-7

Assumed Maturity Date                           :     May 2034


                                     A-11-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                    Class M-7

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-7 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-7 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-7 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                     A-11-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                     A-11-3

                       [Reverse of Class M-7 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-11-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         Any purchaser of this Certificate shall be deemed to make the representation set forth in Section 6.02 of the Agreement.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-11-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                     A-11-6

                                  EXHIBIT A-12

                         FORM OF CLASS M-8 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $7,901,000.00

Original Class Certificate
Principal Balance of this Class                 :     $7,901,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DX 5

Class                                           :     M-8

Assumed Maturity Date                           :     May 2034


                                     A-12-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                    Class M-8

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-8 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-8 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-8 Certificate (obtained by dividing the Denomination of this Class M-8 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-8 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-8 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-8 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-8 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                     A-12-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                     A-12-3

                       [Reverse of Class M-8 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-12-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         Any purchaser of this Certificate shall be deemed to make the representation set forth in Section 6.02 of the Agreement.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-12-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                     A-12-7

                                  EXHIBIT A-13

                         FORM OF CLASS M-9 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES AND THE CLASS M-8 CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY PURCHASER OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(d) OF THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $9,877,000.00

Original Class Certificate
Principal Balance of this Class                 :     $9,877,000.00

Percentage Interest                             :     100%

Pass-Through Rate                               :     Variable

CUSIP                                           :     35729P DY 3

Class                                           :     M-9

Assumed Maturity Date                           :     May 2034



                                     A-13-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                    Class M-9

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-9 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-9 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-9 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-9 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-9 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-9 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-9 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                     A-13-2

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                     A-13-3

                       [Reverse of Class M-9 Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender


                                     A-13-4
of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         Any purchaser of this Certificate shall be deemed to make the representation set forth in Section 6.02 of the Agreement.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-13-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                     A-13-7

                                  EXHIBIT A-14

                          FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $[                     ]

Original Class Certificate
Principal Balance of this Class                 :     $[                     ]

Percentage Interest                             :     100%

Class                                           :     C





                                     A-14-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                     Class C

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Fremont Investment & Loan is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Servicer, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.



                                     A-14-2

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 6.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                     A-14-3

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                     A-14-4

                        [Reverse of Class C Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender


                                     A-14-5
of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-14-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                     A-14-8

                                  EXHIBIT A-15

                           FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Initial Certificate Principal Balance
of this Certificate ("Denomination")            :     $100.00

Original Class Certificate
Principal Balance of this Class                 :     $100.00

Percentage Interest                             :     100%

Class                                           :     P



                                     A-15-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                     Class P

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Fremont Investment & Loan is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Servicer, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator


                                     A-15-2
and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 6.02(d) of the Agreement.

         Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.




                                     A-15-3

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                     A-15-4

                        [Reverse of Class P Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender


                                     A-15-5
of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-15-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                     A-15-8

                                  EXHIBIT A-16

                          FORM OF CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No.                                 :     1

Cut-off Date                                    :     May 1, 2004

First Distribution Date                         :     June 25, 2004

Percentage Interest                             :     100.00%

Class                                           :     R



                                     A-16-1

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B
                                     Class R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.

         This certifies that Fremont Investment & Loan is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Agreement") among the Depositor, Fremont Investment & Loan as servicer (in such capacity, the "Servicer"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank, USA (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee, the Trust Administrator and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee, the Trust Administrator and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Trust Administrator, the Servicer, the Master Servicer or the Depositor; or there shall be delivered to the Trustee, the Trust Administrator and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator


                                     A-16-2
and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 6.02(d) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trust and the Trust Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee and the Trust Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trust Administrator will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trust Administrator.




                                     A-16-3

         IN WITNESS WHEREOF, the Trust Administrator on behalf of the Trust has caused this Certificate to be duly executed.

Dated: May __, 2004

                                             FREMONT HOME LOAN TRUST 2004-B

                                             Wells Fargo Bank, N.A., not in its
                                             individual capacity, but solely as
                                             Trust Administrator


                                             By:________________________________


This is one of the Certificates referenced in the within-mentioned Agreement


By:__________________________________________
         Authorized Signatory of
         Wells Fargo Bank, N.A.
         as Trust Administrator



                                     A-16-4

                        [Reverse of Class R Certificate]

                         Fremont Home Loan Trust 2004-B
                           Asset-Backed Certificates,
                                  Series 2004-B

         This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust and the Trust Administrator.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust or the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender


                                     A-16-5
of this Certificate for registration of transfer at the Corporate Trust offices or agencies of the Trust Administrator as provided in the Agreement accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator and any agent of the Depositor, the Servicer, the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Master Servicer, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Original Mortgage Loans as of the Cut-off Date, the Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee and the Trust Administrator upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in May 2034.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-16-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________


                                           _____________________________________
                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number _____________________________, or, if mailed by check, to _______
________________________________________________________________________________
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.




                                     A-16-8

                                    EXHIBIT B

                                   [RESERVED]

                                    EXHIBIT C

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                            FREMONT INVESTMENT & LOAN

                                    as Seller


                                       and


                        FINANCIAL ASSET SECURITIES CORP.,

                                  as Purchaser




                        MORTGAGE LOAN PURCHASE AGREEMENT

                            Dated as of May 11, 2004


                  Adjustable-Rate and Fixed-Rate Mortgage Loans

                         Fremont Home Loan Trust 2004-B

                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

                                                    ARTICLE I.
DEFINITIONS
         Section 1.01      DEFINITIONS............................................................................2

                                                    ARTICLE II.

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE
         Section 2.01      SALE OF MORTGAGE LOANS AND YIELD MAINTENANCE AGREEMENT.................................3
         Section 2.02      OBLIGATIONS OF THE SELLER AND SELLER UPON SALE.........................................3
         Section 2.03      PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.......................................6

                                                   ARTICLE III.

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH
         Section 3.01      SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS...................6
         Section 3.02      SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER...........................6
         Section 3.03      [Reserved].............................................................................8
         Section 3.04      [Reserved].............................................................................8
         Section 3.05      REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES..................................8

                                                    ARTICLE IV.

SELLER'S COVENANTS
         Section 4.01      COVENANTS OF THE SELLER...............................................................10
         Section 5.01      INDEMNIFICATION.......................................................................11

                                                    ARTICLE VI.

TERMINATION
         Section 6.01      TERMINATION...........................................................................15

                                                   ARTICLE VII.

MISCELLANEOUS PROVISIONS
         Section 7.01      AMENDMENT.............................................................................15
         Section 7.02      GOVERNING LAW.........................................................................15
         Section 7.03      NOTICES. .............................................................................15
         Section 7.05      COUNTERPARTS..........................................................................16
         Section 7.06      FURTHER AGREEMENTS....................................................................16
         Section 7.07      INTENTION OF THE PARTIES..............................................................16
         Section 7.08      SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT..............................16
         Section 7.09      OBLIGATIONS OF GREENWICH CAPITAL MARKETS, INC.........................................17
         Section 7.10      SURVIVAL..............................................................................17

         MORTGAGE LOAN PURCHASE AGREEMENT, dated as of May 11, 2004 (the "Agreement"), among Fremont Investment & Loan (the "Seller") and Financial Asset Securities Corp. (the "Purchaser").

                                   WITNESSETH
                                   ----------

                  WHEREAS, the Seller is the owner of (a) the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below and (b) the other documents or instruments constituting the Mortgage File (collectively, the "Mortgage Loans"); and

                  WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

                  WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

                  WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of May 1, 2004 (the "Pooling and Servicing Agreement") among the Purchaser as depositor, the Seller as servicer, Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and as trust administrator (in such capacity, the "Trust Administrator") and HSBC Bank USA as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to Fremont Home Loan Trust 2004-B (the "Trust"); and

                  WHEREAS, in connection with the transactions contemplated by this Agreement, the Seller will make certain representations, warranties and covenants with respect to itself and the Mortgage Loans.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                   ARTICLE II.

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

         Section 2.01 SALE OF MORTGAGE LOANS AND YIELD MAINTENANCE AGREEMENT.

                  (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan, including the related Cut-off Date Principal Balance, all interest accruing thereon on or after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans and (iv) all proceeds of any of the foregoing.

                  (b) The Seller, concurrently with the execution and delivery of this Agreement does hereby sell, and in connection therewith hereby assigns to the Purchaser, effective as of the Closing Date, without recourse, (i) all of its right, title and interest in the Yield Maintenance Agreement, dated May 13, 2004 and (ii) all proceeds of the foregoing.

         Section 2.02 OBLIGATIONS OF THE SELLER AND SELLER UPON SALE. In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense on or prior to the Closing Date, (a) to cause its books and records to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser, the Trust Administrator and the Trustee a computer file containing a true and complete list of all such Mortgage Loans meeting the definition of Mortgage Loan Schedule as set forth in the Pooling and Servicing Agreement and specifying for each such Mortgage Loan, as of the Cut-off Date, among other things, (i) its account number and (ii) the Cut-off Date Principal Balance. Such file, which forms a part of Exhibit C to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

                  In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, or the Trustee's designated agent (the "Custodian"), on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

                  (i) the original Mortgage Note, endorsed and signed in the name of the last endorsee by an authorized officer (which signature may be a facsimile) either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form:
         "Pay to the order of HSBC Bank USA, as Trustee, without recourse" or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut- off Date;

                  (ii) the original Mortgage (noting, if the related Mortgage Loan is registered on the MERS(R) System, the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan) with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                  (iii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment, in form and substance acceptable for recording, assigning the related Mortgage either (A) in blank or (B) to "HSBC Bank USA, as Trustee, without recourse";

                  (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments to the Trustee (or to MERS if the Mortgage Loan is registered on the MERS(R) System and noting the presence of MIN);

                  (v) the original or a certified copy of lender's title insurance policy; and

                  (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

                  The Seller hereby confirms to the Purchaser, the Trust Administrator and the Trustee that it has caused the appropriate entries to be made in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

                  Except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, if any of the documents referred to in Section 2.02(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian, no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.02(v) above, the Seller shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Purchaser. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan pursuant to Section 2.03 of the Pooling and Servicing Agreement.

                  The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

                  The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

                  The Seller shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(iii) hereof and, to the extent necessary, in Section 2.02(iv) hereof to be recorded. The Seller shall be required to deliver such assignments for recording within 180 days of the Closing Date. The Seller shall furnish the Trustee, or the Custodian, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall, at its own expense, promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  Notwithstanding the foregoing, the Assignments of Mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan in any jurisdiction where the Rating Agencies do not require recordation in order to receive the ratings on the Certificates at the time of their initial issuance (which jurisdictions, as of such time of their initial issuance, are Maryland and Florida); provided, however, each Assignment, except with respect to any Mortgage Loan for which MERS is identified on the Mortgage, shall be submitted for recording in the manner described above, at no expense to the Trust Fund, the Trustee or the Trust Administrator, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement, (v) with respect to any particular Mortgage Loan, upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) with respect to any particular Mortgage Loan, upon such Mortgage Loan becoming 90 days or more Delinquent. In the event of (i) through (vi) set forth in the immediately preceding sentence, the Seller at its own expense shall deliver or cause to be delivered such assignments for recording as provided above, promptly and in any event within 30 days following such event.

                  In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date, the Seller at its own expense shall cause such endorsements to be completed "Pay to the order of HSBC Bank USA, as Trustee, without recourse."

         Section 2.03 PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.

                  In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date the "Purchase Price" consisting of (i) an amount, payable by transfer of immediately available funds, equal to the net sale proceeds received by the Purchaser for its sale of the Class IA-1 Certificates, the Class IIA-1 Certificates, the Class IIA-2 Certificates, the Class IIA-3 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates (collectively, the "Offered Certificates") and
(ii) the delivery to the Seller or its designee of the Class C Certificates, the Class P Certificates and the Class R Certificates (collectively the "Non-Offered Certificates"), which Non-Offered Certificates shall be registered in the name of the Seller or its designee. The Seller shall pay, and be billed directly for, all reasonable expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus (the "Base Prospectus") and prospectus supplement (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus") relating to the Offered Certificates, blue sky registration fees and expenses, fees and expenses of Purchaser's counsel, fees of the rating agencies requested to rate the Certificates, accountant's fees and expenses and the initial fees and expenses of the Trustee, the Trust Administrator, the Custodian and the Master Servicer and other out-of-pocket costs, if any.


                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01 SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS. The Seller hereby makes the representations and warranties set forth in Exhibit A to the Purchaser with respect to the Mortgage Loans as of the Closing Date or as of such other date specifically provided herein.

         Section 3.02 SELLER REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER. The Seller hereby represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

                  (a) The Seller is duly organized, validly existing and in good standing under the laws of the state of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the Seller's ability to service each Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement;

                  (b) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan to the Purchaser, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

                  (c) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

                  (d) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                  (e) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (f) Immediately prior to the transfer hereunder of each Mortgage Loan by the Seller to the Purchaser, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

                  (g) The Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

                  (h) There are no actions or proceedings against, or to the Seller's knowledge investigations of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

                  (i) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (j) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions;

                  (k) Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependant solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading; and

                  (l) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens.

         Section 3.03 [Reserved].

         Section 3.04 [Reserved].

                  Section 3.05 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Seller or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee (it being understood that with respect to the representations and warranties set forth in (qq), (tt), (eee),
(fff), (ggg), (lll) and (dddd) of Exhibit A hereto, a breach of any such representation or warranty shall in and of itself be deemed to materially adversely affect the interest therein of the Purchaser and the Purchaser's assignees, designees and transferees), then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in the following paragraphs of this Section 3.05 in respect of such Mortgage Loan. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of a Mortgage Loan or the interest therein of the Purchaser (it being understood that with respect to the representations and warranties set forth in (qq), (tt),
(eee), (fff), (ggg), (lll) and (dddd) of Exhibit A hereto, a breach of any such representation or warranty shall in and of itself be deemed to materially adversely affect the interest therein of the Purchaser and the Purchaser's assignees, designees and transferees), the party discovering such breach shall give prompt written notice to the others.

                  Within 90 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser (it being understood that with respect to the representations and warranties set forth in (qq), (tt),
(eee), (fff), (ggg), (lll) and (dddd) of Exhibit A hereto, a breach of any such representation or warranty shall in and of itself be deemed to materially adversely affect the interest therein of the Purchaser and the Purchaser's assignees, designees and transferees), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Purchase Price (as defined in the Pooling and Servicing Agreement). The Seller may, at the request of the Purchaser and assuming the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Seller does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.05 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

                  Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Seller or receipt of notice by the Seller of the breach of the representation (aaa) of the Seller on Exhibit A, which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Seller shall pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by remitting such amount to the Servicer for deposit into the Collection Account, net of any amount previously collected by the Servicer or the Master Servicer or paid by the Servicer, for the benefit of the Holders of the Class P Certificates, in respect of such Prepayment Charge.

                  At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Trustee or the Custodian relating to the deficient or repurchased Mortgage Loan. The Seller shall, simultaneously with the payment of the Purchase Price (as defined in the Pooling and Servicing Agreement) or Substitution Adjustment for any Mortgage Loan repurchased or substituted hereunder, give written notice to the Purchaser that such payment has taken place. Upon such repurchase or substitution, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement and, if applicable, the substitution of the applicable Qualified Substitute Mortgage Loan or Loans.

                  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Seller shall remit for deposit in the Collection Account the Monthly Payment due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Subsections 3.01 and 3.02.

                  It is understood and agreed that the representations and warranties set forth in Sections 3.01 and shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

                  It is understood and agreed that the obligations of the Seller set forth in this Section 3.05 to cure, repurchase and substitute for a defective Mortgage Loan and the obligations of the Seller to indemnify the Purchaser and the Underwriters as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01 or 3.02.

                                   ARTICLE IV.

                               SELLER'S COVENANTS

         Section 4.01 COVENANTS OF THE SELLER. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, and the Trust Administrator of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; PROVIDED, HOWEVER, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

               INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

         Section 5.01 INDEMNIFICATION.

                  (a) The Seller agrees to indemnify and hold harmless the Purchaser, Greenwich Capital Markets, Inc. ("Greenwich"), Credit Suisse First Boston LLC ("CSFB") and Goldman, Sachs & Co. ("Goldman", collectively, with Greenwich and CSFB, the "Underwriters"), their respective officers and directors and each person, if any, who controls the Purchaser or any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                           (i) against any and all losses, claims, expenses,
damages or liabilities, joint or several, to which the Purchaser, the Underwriters or such officers, directors or controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Certificates) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Underwriter Information or in Prospectus Supplement, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but only to the extent that any untrue statement or alleged untrue statement or omission or alleged omission therein results (or is alleged to have resulted) from an error or material omission in
(A) the information under the headings "Summary of Terms--Servicer", "-- Originator" and "--Mortgage Loans", "Risk Factors-- Unpredictability of Prepayments and Effect on Yields" (fourth bullet-first sentence), "--Delinquent Loan Risk", "--Interest Only Mortgage Loans" (first three sentences), "--Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization" (first two sentences of third bullet), "--Effect of Mortgage Rates on the Offered Certificates" (first three sentences of second paragraph), "--High Loan-to-Value Ratios Increase Risk of Loss", "--Simultaneous Second Lien Risk" (first two sentences), "--Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans-- HIGH COST LOANS" (third paragraph), "--Nature of the Mortgage Loans" (first sentence) and "--Limited Experience of the Servicer", "The Mortgage Pool", "Fremont Investment & Loan" and "The Pooling Agreement-- The Servicer" in the Prospectus Supplement (the information identified in this clause (A), the "Fremont Prospectus Supplement Information"), (B) any Derived Information (as defined below) to the extent that such error or material omission in any Derived Information results (or is alleged to have resulted) from an error or material omission in the Seller Provided Information (as defined below) or (C) any representation, warranty or covenant made by the Seller in this Agreement, which error, in the case of either (A) above or (B) above, was not superseded or corrected by the delivery to the Purchaser or the Underwriters, as the case may be, of corrected written or electronic information, or for which the Seller provided written notice of such error to the Purchaser or the Underwriters, as the case may be, prior to the confirmation of the sale of the Certificates; and will reimburse the Purchaser, the Underwriters and any controlling person of the Purchaser or either Underwriter for any legal or other expenses reasonably incurred by the Purchaser, either Underwriter or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred;

                           (ii) against any and all loss, liability, claim,
damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Purchaser and the Underwriters; and

                           (iii) against any and all expense whatsoever
(including the fees and disbursements of counsel chosen by the Purchaser or the Underwriters, as the case may be), reasonably incurred by the Purchaser or either Underwriter in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

                  This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

                  (b) The Purchaser agrees to indemnify and hold harmless the Seller, its officers and directors and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                           (i) against any and all losses, claims, expenses,
damages or liabilities, joint or several, to which the Seller or such officers, directors or controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Certificates) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Underwriter Information or in the Prospectus Supplement, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but in the case of the Prospectus Supplement, only to the extent that any untrue statement or alleged untrue statement or omission or alleged omission therein results (or is alleged to have resulted) from an error or material omission in the information under the heading "Yield, Prepayment and Maturity Considerations-- Weighted Average Lives", and in each case, except to the extent that any untrue statement or alleged untrue statement or omission or alleged omission therein results (or is alleged to have resulted) from an error or material omission in (A) the Fremont Prospectus Supplement Information or (B) any Derived Information to the extent that such error or material omission in any such Derived Information results (or is alleged to have resulted) from an error or material omission in the Seller Provided Information (as defined below), which error, in the case of either (A) above or (B) above, was not superseded or corrected by the delivery to the Purchaser or the Underwriters, as the case may be, of corrected written or electronic information, or for which the Seller provided written notice of such error to the Purchaser or the Underwriters, as the case may be, prior to the confirmation of the sale of the Certificates; and will reimburse the Seller and each such controlling person for any legal or other expenses reasonably incurred by the Seller or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred;

                           (ii) against any and all loss, liability, claim,
damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller; and

                           (iii) against any and all expense whatsoever
(including the fees and disbursements of counsel chosen by the Seller), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

                  This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

                  (c) For purposes of this Agreement:

         "Derived Information" means the information in the Underwriter Information or in the Prospectus Supplement that has been derived by the Purchaser or its Affiliates from Seller Provided Information;

         "Seller Provided Information" means any computer tape (or other information) concerning characteristics of the Mortgage Loans furnished to the Purchaser or to any of the Purchaser's Affiliates by or on behalf of the Seller in connection with the purchase by the Purchaser of the Mortgage Loans from the Seller;

         "Underwriter Information" means such information, if any, in the Series Term Sheets, Collateral Term Sheets, Structural Term Sheets and/or Computational Materials that is not contained (i) in the Prospectus or any or amendment or supplement thereto or (ii) in the Seller Provided Information.

         "Series Term Sheets", "Collateral Term Sheets" and "Structural Term Sheets" shall have the respective meanings assigned to them (a) in the case of Series Term Sheets, in the no-action letter addressed to Greenwood Trust Company, Discover Card Master Trust I dated April 5, 1996 and (b) in the case of Collateral Term Sheets and Structural Term Sheets, in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, are publicly available February 17, 1995); the term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented;

         "Computational Materials" has the meaning assigned to it in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I. Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association;

                  (d) Promptly after receipt by any indemnified party under this
Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

                  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser.

                  Each indemnified party, as a condition of the indemnity agreement contained in Section 5.01(a) hereof or Section 5.01(b) hereof, as applicable, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

                  (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for Section 5.01(a) above is unavailable or insufficient to hold harmless an indemnified party, the Seller shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by such indemnified party in such proportion as shall be appropriate to reflect the relative benefits received by the Seller on the one hand (from the sale of the Mortgage Loans to the Purchaser) and the Purchaser and the Underwriters on the other (from the underwriting fees and discounts received by the Underwriters); PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer and director of the Purchaser, the Underwriters and each person, if any, who controls the Purchaser or either Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser or the related Underwriter.

                  (f) The Seller agrees to indemnify and to hold each of the Purchaser, the Trust Administrator, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trust Administrator, the Trustee, or any such person or entity or any Certificateholder may sustain in any way (i) related to the failure of the Seller to perform its duties in compliance with the terms of this Agreement,
(ii) arising from a breach by the Seller of its representations and warranties in Sections 3.01 and 3.02 of this Agreement or (iii) related to the servicing of the Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of the Seller, acting either in its capacity as Seller under this Agreement or in its capacity as Servicer under the Pooling and Servicing Agreement. The Seller shall immediately notify the Purchaser, the Trust Administrator and the Trustee if a claim is made by a third party with respect to this Agreement. The indemnifying party shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trust Administrator, the Trustee or any such person or entity and/or any Certificateholder in respect of such claim.

         This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

         (g) Solely for purposes of this Section 5.01, the Underwriters shall be deemed third party beneficiaries of this Agreement.

                                   ARTICLE VI.

                                   TERMINATION

         Section 6.01 TERMINATION. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate (except for (i) the Seller's indemnity obligations as provided herein and (ii) the representations and warranties made by the Seller hereunder and the Seller's obligations to remedy breaches thereof to the extent set forth herein) upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

         Section 7.01 AMENDMENT. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

         Section 7.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 7.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Seller, Fremont Investment & Loan, 175 North Riverview Drive, Anaheim, California 92808, Attention: Steve Patton, or such other address as may hereafter be furnished by the Seller and (ii) if to the Purchaser, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address as may hereafter be furnished by the Purchaser.

         Section 7.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

         Section 7.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         Section 7.06 FURTHER AGREEMENTS. The Seller and the Purchaser each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any series of Certificates representing interests in the Mortgage Loans.

         Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

         Section 7.07 INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

         Section 7.08 SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Trustee and the Trust Administrator.

         The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans and other assets transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee or any party acting on behalf of the Trustee. Such enforcement of a right or remedy by the Trustee or such other party shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly. As an inducement to the Seller to sell the Mortgage Loans, the Purchaser agrees to reasonably cooperate with the Seller and its accountants by agreeing to such provisions in the Pooling and Servicing Agreement and in the Cap Contract (to the extent such provisions are commercially reasonable and to the extent such provisions do not cause the

Prospectus Supplement, absent an amendment or supplement thereto, to contain an untrue statement of any material fact or an omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading) as may be reasonably required by such accountants as a condition to such accountants' concluding that the aforementioned trust, if beneficial interests therein are to be retained by the Seller or its Affiliates, would be as of the Closing Date a "qualified special purpose entity" within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 140.

         Section 7.09 OBLIGATIONS OF GREENWICH CAPITAL MARKETS, INC. Greenwich Capital Markets, Inc. agrees with the Seller, for the sole and exclusive benefit of the Seller, the Seller's officers and directors and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, and not for the benefit of any assignee thereof or any other person or persons dealing with the Seller or any such officer, director or controlling person, as follows: in consideration of and as an inducement to their agreement to sell the Mortgage Loans to the Purchaser, to indemnify and hold harmless the Seller and each such officer, director and controlling person against any failure by the Purchaser to perform its obligations to the Seller under Article V hereof. In the case of any claim against Greenwich Capital Markets, Inc. pursuant to this Section 7.09 by the Seller or any such officer, director or controlling person, it shall not be necessary for such claimant to first pursue any remedy from or exhaust any procedures against the Purchaser.

         Section 7.10 SURVIVAL. The representations and warranties set forth in Sections 3.01 and 3.02 and the provisions of Article V hereof and Section 7.09 hereof shall survive the purchase of the Mortgage Loans hereunder.

         Section 7.11 THIRD PARTY BENEFICIARY. With respect to Article V hereof, each of the Underwriters is an intended third-party beneficiary of this Agreement from and including the date hereof.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year fist above written.


                                               FREMONT INVESTMENT & LOAN,
                                               as Seller


                                               By:______________________________
                                               Name:
                                               Title:



                                               FINANCIAL ASSET SECURITIES CORP.,
                                               as Purchaser


                                               By:______________________________
                                               Name:
                                               Title:

                                               Solely in respect of its
                                               obligations under Section 7.09
                                               hereof,
                                               GREENWICH CAPITAL MARKETS, INC.


                                               By:______________________________
                                               Name:
                                               Title:

                                   SCHEDULE I

                                 MORTGAGE LOANS

                             AVAILABLE UPON REQUEST

                                    EXHIBIT A

        Representation and Warranties with Respect to the Mortgage Loans

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the Closing Date or as of such other date specified:

                  (a) The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan is complete, true and correct;

                  (b) The Mortgage Loans are in compliance with all requirements set forth in the Prospectus Supplement, and the characteristics of the Mortgage Loans as set forth in the Prospectus Supplement are true and correct;

                  (c) All payments required to be made up to the close of business on the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since the origination of the Mortgage Loan;

                  (d) To the best of the Seller's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

                  (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

                  (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

                  (g) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer in the secondary market against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of this Agreement and the Pooling and Servicing Agreement. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy is generally acceptable to prudent lenders in the secondary mortgage market. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (h) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with;

                  (i) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

                  (j) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property (including all improvements on the Mortgaged Property), which Mortgaged Property is free and clear of all encumbrances and liens (including mechanics liens) having priority over the first lien of the Mortgage except for: (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Value of the Mortgaged Property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser;

                  (k) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

                  (l) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage is in an individual capacity or family trust that is guaranteed by a natural person;

                  (m) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

                  (n) Immediately prior to the sale of the Mortgage Loan to the Purchaser on the Closing Date, the Seller will be the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and will have full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                  (o) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                  (p) The Mortgage Loan is covered by an American Land Title Association ("ALTA") ALTA lender's title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to prudent lenders in the secondary mortgage market, issued by a title insurer generally acceptable to prudent lenders in the secondary mortgage market and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(a) and (b) above) the Seller, its successors and assigns as to the first lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims are pending under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                  (q) Other than delinquencies of fewer than 30 days and delinquencies of 30 or more days that are disclosed in the Prospectus Supplement, there has been no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event of acceleration;

                  (r) As of the date of origination and to the best of the Seller's knowledge as of the Closing Date, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage that are not insured against by the related title insurance policy;

                  (s) All improvements which were considered in determining the Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  (t) The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

                  (u) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first or fifteenth day of each month in Monthly Payments, which, in the case of a Fixed Rate Mortgage Loans, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and, in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as listed on the

Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

                  (v) The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due to the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

                  (w) To the best of the Seller's knowledge, the Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

                  (x) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property is not subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor is not subject to protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

                  (y) The Mortgage Loan was underwritten in accordance with the underwriting standards of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

                  (z) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

                  (aa) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") and was made and signed, prior to the funding of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FIRREA. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the FIRREA;

                  (bb) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor or the reconveyance of the deed of trust;

                  (cc) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                  (dd) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed-Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable-Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

                  (ee) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade in or exchange of a Mortgaged Property;

                  (ff) To the best of the Seller's knowledge, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

                  (gg) As of the date of origination of the Mortgage Loan and to the best of the Seller's knowledge as of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

                  (hh) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                  (ii) With respect to Mortgage Loans, other than MERS loans, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  (jj) Any principal advances made to the Mortgagor prior to the Cut off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

                  (kk) No Mortgage Loan has a balloon payment feature, except as set forth in the Mortgage Loan Schedule;

                  (ll) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Seller pursuant to the Seller's underwriting guidelines;

                  (mm) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                  (nn) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

                  (oo) Each Mortgage Loan is covered by a fully assignable, life of loan Tax Service Contract which is assignable to the Purchaser or its designee without the payment of any fee by the Purchaser or its designee;

                  (pp) Each Mortgage Loan is covered by a Flood Zone Service Contract which is assignable to the Purchaser or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

                  (qq) No Group I Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Group I Mortgage Loan is in violation of any comparable state law;

                  (rr) No predatory or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no apparent benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan;

                  (ss) The debt-to-income ratio of the related Mortgagor was not greater than 60% at the origination of the related Mortgage Loan;

                  (tt) No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;

                  (uu) No Mortgage loan is secured by property located in the city of Oakland, California is subject to the provisions of the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361;

                  (vv) No Mortgage Loan had a Loan-to-Value Ratio in excess of 100% at the time of the origination of such Mortgage Loan;

                  (ww) The Mortgage Loans were not selected from the outstanding fixed and adjustable rate one to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in this Agreement could be made in a manner so as to intentionally affect adversely the interests of the Purchaser;

                  (xx) The related Mortgagor under the Mortgage Loan had a FICO Score not less than 500 at the time of the origination of the Mortgage Loan, unless such Mortgage Loan was originated under an origination program which does not require FICO scores to be obtained under the Seller's underwriting guidelines;

                  (yy) The Mortgage, and if required by applicable law the related Mortgage Note, contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

                  (zz) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

                  (aaa) The information set forth in the Prepayment Charge
schedule is complete, true and correct in all material respects, each Prepayment Charge is permissible, enforceable and collectable under applicable federal and state law and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws;

                  (bbb) The Mortgage Loan was not prepaid in full prior to the Cut-off Date;

                  (ccc) Information provided to the rating agencies, including loan level detail, is true and correct according to rating agency requirements;

                  (ddd) No Mortgage Loan is subject to the Georgia Fair Lending Act effective from October 1, 2002 to March 6, 2003;

                  (eee) There is no Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by a Mortgaged Property located in the State of Georgia; there is no Mortgage Loan that was originated on or after March 7, 2003 which is a "high cost home loan" as defined under the Georgia Fair Lending Act;

                  (fff) No Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Charge for a term in excess of three years; any Mortgage Loan originated prior to such date will not impose a Prepayment Charge in excess of five years;

                  (ggg) There is no Group I Mortgage Loan that (a) is secured by property located in the State of New York; (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which loan equal or exceed either the APR or the points and fees threshold for "high-cost home loans," as defined in Section 6-L of the New York State Banking Law;

                  (hhh) The total combined points and fees charged in connection with the originator of the Mortgage Loan does not exceed 8% of the original principal balance of the Mortgage Loan;

                  (iii) [reserved];

                  (jjj) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

                  (kkk) None of the Mortgage Loans are High Cost as defined by any state, local or federal law (including the applicable predatory and abusive lending laws);

                  (lll) The servicer for each Group I Mortgage Loan has fully furnished, and with respect to each such Mortgage Loan Fremont Investment & Loan for so long as it remains the Servicer will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

                  (mmm) Each Group I Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

                  (nnn) [reserved];

                  (ooo) No Group I Mortgage Loan is a "High Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003.

                  (ppp) No Group I Mortgage Loan is a "High Cost Home Loan" as defined in New York Banking Law 6-1;

                  (qqq) Each borrower under a Group I Mortgage Loan was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan's originator, taking into account the credit history, debt to income ratio and loan requirements of such borrower;

                  (rrr) The methodology used in underwriting the extension of credit for each Group I Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that, with respect to each Group I Mortgage Loan, at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on such Mortgage Loan;

                  (sss) With respect to any Group I Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to such Mortgage Loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) the Originator had available programs that offered the option of obtaining a mortgage loan that did not require payment of such a premium, and prior to the Mortgage Loan's origination the Mortgage Loan was available to the borrower with and without the prepayment penalty, (iii) the prepayment premium was disclosed to the borrower in the related loan documents pursuant to applicable state and federal law and (iv) notwithstanding any state or federal law to the contrary, Fremont Investment & Loan for so long as it remains the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments on such Mortgage Loan;

                  (ttt) No borrower under any Group I Mortgage Loan was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit; no borrower under any Group I Mortgage Loan obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of such Mortgage Loan; no proceeds from any Group I Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (uuu) All points and fees related to each Group I Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; with respect to each Group I Mortgage Loan, except in the case of a Group I Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan, such 5% limitation being calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

                  (vvv) With respect to each Mortgage Loan, all fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each such Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

                  (www) Fremont Investment & Loan for so long as it remains the Servicer will transmit full-file credit reporting data for each Group I Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each such Mortgage Loan, Fremont Investment & Loan for so long as it remains the Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

                  (xxx) The Mortgage Loans will be delivered on the Closing Date free and clear of any servicing agreements. No servicing arrangements currently exist or are contemplated and no servicing fees are owed with respect to the Mortgage Loans other than the servicing arrangement, the Servicing Fee and Master Servicing Fee contemplated by the Pooling and Servicing Agreement;

                  (yyy) With respect to any assumption, modification, consolidation or extension agreements, such agreement has been recorded by the servicer of the related Mortgage Loan if required under applicable law;

                  (zzz) Except as disclosed to the Purchaser or Greenwich Capital Markets, Inc., neither the Seller nor any affiliate of the Seller has made a Mortgage Loan secured by any Mortgaged

Property other than the related Mortgage Loan at origination or subsequent to the time of the origination of such Mortgage Loan;

                  (aaaa) No Mortgage Loan is secured by cooperative housing commercial property or mixed use property;

                  (bbbb) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001;

                  (cccc) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any state law or ordinance similar to the Home Ownership and Equity Protection Act of 1994; and

                  (dddd) No Mortgage Loan is a "high cost home," "covered" (excluding home loans defined as "covered home loans" pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of
2002), "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                             Available Upon Request

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS


To:      HSBC Bank, USA
         452 Fifth Avenue
         New York, NY 10018

         Re: Pooling and Servicing Agreement, dated as of May 1, 2004, among Financial Asset Securities Corp. as depositor, Fremont Investment & Loan as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank, USA, as trustee
                  --------------------------------------------------------------

         In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee's Mortgage File Or the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):
-------------------------------------------

_________1.       Mortgage Paid in Full

_________2.       Foreclosure

_________3.       Substitution

_________4.       Other Liquidation (Repurchases, etc.)

_________5.       Nonliquidation        Reason:_____________________

Address to which Trustee should deliver the Trustee's Mortgage File:
________________________________________________________________________________
________________________________________________________________________________

                                         By:__________________________________
                                                  (authorized signer)

                                         Issuer:______________________________

                                         Address:_____________________________
                                                 _____________________________

                                         Date:________________________________


Trustee
-------

HSBC Bank, USA

         Please acknowledge the execution of the above request by your signature and date below:

         ____________________________                __________________
         Signature                                   Date

         Documents returned to Trustee:

         ______________________________              __________________
         Trustee                                     Date

                                   EXHIBIT F-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                          May __, 2004



Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

         Re: Pooling and Servicing Agreement, dated as of May 1, 2004, among Financial Asset Securities Corp. as depositor, Fremont Investment & Loan as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank, USA, as trustee
                  --------------------------------------------------------------

Ladies and Gentlemen:

         Attached is the Trustee's preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File includes any of the documents specified in clause (v) of Section
2.01 of the Pooling and Servicing Agreement.



                                                     HSBC BANK, USA


                                                     By:________________________
                                                     Name:
                                                     Title:



                                      F-1-1

                                   EXHIBIT F-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                 ________________
                                                     [Date]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

         Re: Pooling and Servicing Agreement, dated as of May 1, 2004, among Financial Asset Securities Corp. as depositor, Fremont Investment & Loan as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank, USA, as trustee with respect to Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B
                  --------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items 1, 2, 3, 10, 11, 15 and 28 of the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement accurately reflects information in the Mortgage File.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                                     HSBC BANK, USA, as Trustee


                                                     By:________________________
                                                     Name:
                                                     Title:



                                      F-2-1

                                   EXHIBIT F-3

                        FORM OF RECEIPT OF MORTGAGE NOTE


Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

         Re:      Fremont Home Loan Trust 2004-B,
                  Asset-Backed Certificates Series 2004-B
                  ---------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of May 1, 2004, among Financial Asset Securities Corp. as depositor, Fremont Investment & Loan as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank, USA, as trustee, we hereby acknowledge the receipt of the original Mortgage Notes (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                                     HSBC BANK, USA, as Trustee


                                                     By:________________________
                                                     Name:
                                                     Title:



                                      F-3-1

                                    EXHIBIT G

                                   [RESERVED]

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

         Personally appeared before me the undersigned authority to administer oaths, __________________ who first being duly sworn deposes and says: Deponent is __________________________ of ____________________________, successor by merger to _________________________ ("Seller") and who has personal knowledge of the facts set out in this affidavit.

On _________________________________, _________________________________ did
execute and deliver a promissory note in the principal amount of $____________________.

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing HSBC Bank, USA, as trustee on behalf of Fremont Home Loan Trust 2004-B, Asset-Backed Certificates Series 2004-B, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify and hold harmless HSBC Bank, USA and Financial Asset Securities Corp. for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:      _______________________
         _______________________

STATE OF                )
                        ) SS:
COUNTY OF               )

         On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this _________ day of 20__.

____________________________
____________________________
My commission expires __________________________.

                                    EXHIBIT I

                        FORM OF LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [NAME OF MORTGAGEE, ASSIGNEE OR LAST ENDORSEE, AS APPLICABLE], [a ___________________ corporation][a national banking organization], having its principal place of business at __________________________, (the "Undersigned"), pursuant to that Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among Financial Asset Securities Corp. (the "Owner"), Fremont Investment & Loan as servicer ("Fremont"), Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Trust, USA, hereby constitutes and appoints Fremont, by and through Fremont's officers, the undersigned's true and lawful Attorney-in-Fact, in the Undersigned's name, place and stead, as their interests may appear, and for the Undersigned's respective benefit, in connection with all Mortgage Loans serviced by Fremont pursuant to the Pooling and Servicing Agreement, for the purpose of performing all acts and executing all documents in the name of the Undersigned as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages, deeds of trust or security instrument (each a "Mortgage" or a "Deed of Trust" respectively) and promissory notes secured thereby (each a "Mortgage Note") for which the Undersigned is acting as Servicer pursuant to the Pooling and Servicing Agreement (whether the Undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) all subject to the terms of the related Pooling and Servicing Agreement.

This appointment shall apply to the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a governmental agency or authority thereunder with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfaction/release, partial reconveyances or the execution of requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4. The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a) the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust; b) the preparation and issuance of statements of breach or non-performance; c) the preparation and filing of notices of default and/or notices of sale; d) the cancellation/rescission of notices of default and/or notices of sale; e) the taking of a deed in lieu of foreclosure; and f) the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e) above.

9. The full assignment of a Mortgage or Deed of Trust upon sale of a loan pursuant to a mortgage loan sale agreement for the sale of a loan or pool of loans, including, without limitation, the assignment of the related Mortgage Note.

The Undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney, each subject to the terms and conditions set forth in the related Pooling and Servicing Agreement and in accordance with the standard of care applicable to servicers in the Pooling and Servicing Agreement as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof. This Limited Power of Attorney shall be effective as of [SERVICING TRANSFER EFFECTIVE DATE].

Nothing contained herein shall (i) limit in any manner any indemnification provided by Fremont to the Owner under the Pooling and Servicing Agreement, or
(ii) be construed to grant Fremont the power to initiate or defend any suit, litigation or proceeding in the name of the Undersigned except as specifically provided for herein or under the Pooling and Servicing Agreement.

The Owner hereby agrees to indemnify and hold the Undersigned and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by Fremont of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Pooling and Servicing Agreement or the earlier resignation or removal of the Undersigned under the Pooling and Servicing Agreement.

Any third party without actual notice of fact to the contrary may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned, and such third party put on notice thereof.

This Limited Power of Attorney shall be in addition to and shall not revoke or in any way limit the authority granted by any previous power of attorney executed by the Undersigned.

IN WITNESS WHEREOF, ____________________ pursuant to the Pooling and Servicing Agreement, has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ______________________, its duly elected and authorized _________________________ this ___ day of _________________, 2004.


By:_____________________________________
Name:   ______________________
Title:  ___________________________


Acknowledged and Agreed
Fremont Investment & Loan

By:_________________________
Name:
Title:

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                     [DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

HSBC Bank, USA
452 Fifth Avenue
New York, NY 10018



                  Re:      Fremont Home Loan Trust 2004-B,
                           Asset-Backed Certificates Series 2004-B
                           ---------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                                     Very truly yours,

                                                     [NAME OF TRANSFEREE]

                                                     By:________________________
                                                           Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                               [DATE]
Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045

HSBC Bank, USA
452 Fifth Avenue
New York, NY 10018

                  Re:      Fremont Home Loan Trust 2004-B,
                           Asset-Backed Certificates Series 2004-B
                           ---------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                     Very truly yours,

                                                     [NAME OF TRANSFEREE]

                                                     By:________________________
                                                          Authorized Officer

                                                            ANNEX 1 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------


          [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                  _______________ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  _______________ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  _______________ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  _______________ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

--------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  _______________ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  _______________ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  _______________ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  _______________ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                  _______________ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  _______________ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                                     ___________________________
                                                         Print Name of Buyer

                                                     By:________________________
                                                     Name:
                                                     Title:

                                                     Date:______________________

                                                            ANNEX 2 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  _______________ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  _______________ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                          _____________________________________
                                          Print Name of Buyer or Adviser

                                          By:__________________________________
                                          Name:
                                          Title:

                                          IF AN ADVISER:

                                          _____________________________________
                                          Print Name of Buyer


                                          Date:________________________________

                                    EXHIBIT K

              FORM OF TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATES

FREMONT HOME LOAN TRUST 2004-B
ASSET-BACKED CERTIFICATES, SERIES 2004-B


STATE OF                       )
                               ) ss.:
COUNTY OF                      )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of , the proposed Transferee of an Ownership Interest in Class R Certificates (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2004 (the "Agreement"), among Financial Asset Securities Corp. as depositor, Fremont Investment & Loan as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank, USA, as trustee. Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) to a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass- through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person).

         5. The Transferee has reviewed the provisions of Section 6.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee and the Trust Administrator a certificate substantially in the form set forth as Exhibit K to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         8. The Transferee's taxpayer identification number is _____________.

         9. The Transferee is a U.S. Person as defined in Code Section 7701-(a)(30).

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of __________, ___.

                                                     [NAME OF TRANSFEREE]

                                                     By:________________________
                                                     Name:
                                                     Title:

[Corporate Seal]

ATTEST:

__________________________
[Assistant] Secretary

         Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this __ day of _______, ___.


                                ________________________________________________
                                                  NOTARY PUBLIC

                                My Commission expires the ____ day of ____, ___.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                                  [DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

              Re:   Fremont Home Loan Trust 2004-B,
                    Asset-Backed Certificates Series 2004-B
                    ---------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

                                                     Very truly yours,

                                                     TRANSFEROR

                                                     By:________________________
                                                     Name:
                                                     Title:

                                    EXHIBIT M

            FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                             _____________, 20__


Financial Asset Securities Corp.                  Wells Fargo Bank, N.A.
600 Steamboat Road                                9062 Old Annapolis Road
Greenwich, Connecticut 06830                      Columbia, Maryland 21045

        Re:   Fremont Home Loan Trust 2004-B,
              Asset-Backed Certificates Series 2004-B
              ---------------------------------------
Dear Sirs:

                  _______________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial Certificate
Principal Balance Fremont Home Loan Trust 2004-B, Asset-Backed Certificates Series 2004-B, Class [C][P][R] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2004, among Financial Asset Securities Corp. as depositor, Fremont Investment & Loan as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank USA, as trustee with respect to Fremont Home Loan Trust 2004-B, Asset-Backed Certificates, Series 2004-B. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee, the Trust Administrator, the Servicer and the Master Servicer the following:

                  The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. ss. 2510.3-101.

                                            Very truly yours,

                                            [Transferee]

                                            By:_____________________________
                                            Name:
                                            Title:

                                   EXHIBIT N-1

                            FORM CERTIFICATION TO BE
                   PROVIDED TO MASTER SERVICER BY THE SERVICER

       Re:   Fremont Home Loan Trust, Series 2004-B
             Asset Backed Certificates, Series 2004-B
             ----------------------------------------

                  I, [identify the certifying individual], certify to Financial Asset Securities Corp. (the "Depositor"), Wells Fargo Bank, N.A. ("Wells Fargo") and HSBC Bank, USA (the "Trustee") and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the information provided to the Trust Administrator by the Servicer pursuant to the Pooling and Servicing Agreement and information correctly derived by the Trust Administrator from such information and included in the annual report on Form 10-K for the fiscal year [___] and on all reports on Form 8-K filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the Trust Fund (the "Servicing Information");

                  2. Based on my knowledge, the Servicing Information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

                  3. Based on my knowledge, the Servicing Information is correct;

                  4. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed to the Depositor, the Trustee and the Trust Administrator, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

                  5. I have disclosed to the Servicer's certified public accountants and the Depositor all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.



                                      N-1-1

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated May 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Fremont Investment & Loan as servicer, Wells Fargo as trustee and trust administrator and the Trustee.

                                               FREMONT INVESTMENT & LOAN


                                               By:____________________________
                                               Name:
                                               Title:
                                               Date:


                                      N-1-2

                                   EXHIBIT N-2

                      FORM OF MASTER SERVICER CERTIFICATION

       Re:  Fremont Home Loan Trust 2004-B
            Asset-Backed Certificates, Series 2004-B
            ----------------------------------------

                  I, _______________, the senior officer of Wells Fargo Bank, N.A., certify that:

                  l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Financial Asset Securities Corp. (the "Registrant");

                  2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

                  3. Based on my knowledge, the distribution of servicing information required to be provided to the Trust Administrator by the Servicer under the Pooling and Servicing Agreement is included in these reports;

                  4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the Trust Administrator in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the servicing agreement; and

                  5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement that is included in these reports.

                  In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Fremont Investment & Loan.

                  Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated May 1, 2004 (the "Pooling and Servicing Agreement"), among the Registrant as depositor, Fremont Investment & Loan as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank, USA as trustee.



                                      N-2-1

                                                     Wells Fargo Bank, N.A.


                                                     By:________________________
                                                     Name:
                                                     Title:
                                                     Date:


                                      N-2-2

                                    EXHIBIT O

                              FORM OF CAP CONTRACT

                             Available Upon Request

                                   EXHIBIT P-1

              FORM OF SERVICER'S ANNUAL STATEMENT AS TO COMPLIANCE


___________________ Trust, Series 200_-___
_______________ Pass-Through Certificates

                  I, _____________________, hereby certify that I am a duly appointed __________________________ of _______________________________ (the
"Servicer"), and further certify as follows:

                  1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of May 1, 2004 (the "Agreement"), among Financial Asset Securities Corp. as depositor, Fremont Investment & Loan as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank USA as trustee.

                  2. I have reviewed the activities of the Servicer during the preceding year and the Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the year.

                  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.


Dated: _________________




                                      P-1-1

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

                                             By:  _____________________________
                                             Name:
                                             Title:

                  I, _________________________, a (an) __________________ of the
Servicer, hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the Servicer and that the signature appearing above is his/her genuine signature.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.


                                             By:  ______________________________
                                             Name:
                                             Title:



                                      P-1-2

                                   EXHIBIT P-2

           FORM OF MASTER SERVICER'S ANNUAL STATEMENT AS TO COMPLIANCE


___________________ Trust, Series 200_-___
_______________ Pass-Through Certificates

                  I, _____________________, hereby certify that I am a duly appointed __________________________ of _______________________________ (the
"Master Servicer"), and further certify as follows:

                  1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of May 1, 2004 (the "Agreement"), among Financial Asset Securities Corp. as depositor, Fremont Investment & Loan as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and HSBC Bank, USA as trustee.

                  2. I have reviewed the activities of the Master Servicer during the preceding year and the Master Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement throughout the year.

                  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.


Dated: _________________




                                      P-2-1

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

                                               By:  ____________________________
                                               Name:
                                               Title:

                  I, _________________________, a (an) __________________ of the
Master Servicer, hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the Master Servicer and that the signature appearing above is his/her genuine signature.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.


                                                     By:  ______________________
                                                     Name:
                                                     Title:



                                      P-2-2

                                   SCHEDULE I

                           PREPAYMENT CHARGE SCHEDULE

                             Available Upon Request




                                    Sch. I-1